Exhibit 4.1

SHAREHOLDER RIGHTS AGREEMENT

dated as of November 6, 2018

by and between

MIMEDX GROUP, INC.

as the Company

and

ISSUER DIRECT CORPORATION,

as Rights Agent

Exhibit A	Articles of Amendment

Exhibit B	Summary of Rights

Exhibit C	Rights Certificate

i

SHAREHOLDER RIGHTS AGREEMENT

SHAREHOLDER RIGHTS AGREEMENT, dated as of November 6, 2018, (this “Agreement”), by and between MiMedx Group, Inc., a Florida corporation (the “Company”), and Issuer Direct Corporation, Inc., as rights agent (the “Rights Agent”).

WHEREAS, the Board of Directors of the Company (the “Board”) authorized and declared a dividend of one preferred share purchase right (a “Right”) for each share of Common Stock of the Company outstanding at the Close of Business on the Record Date, each Right initially representing the right to purchase one one-thousandth (subject to adjustment) of one share of Preferred Stock, upon the terms and subject to the conditions herein set forth, and further authorized and directed the issuance of one Right (subject to adjustment) with respect to each share of Common Stock of the Company that will become outstanding between the Record Date and the earlier of the Distribution Date and the Expiration Date; provided, however, that Rights may be issued with respect to shares of Common Stock that will become outstanding after the Distribution Date and prior to the Expiration Date in accordance with Section 22 hereof;

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

SECTION 1. Certain Definitions.

For purposes of this Agreement, the following terms have the meanings indicated:

(a) “Acquiring Person” shall mean any Person which, together with all of its Related Persons, is the Beneficial Owner of 10% or more of the shares of Common Stock of the Company then outstanding, but shall exclude (i) the Exempt Persons and (ii) any Grandfathered Persons.

Notwithstanding anything in this Agreement to the contrary, no Person shall become an “Acquiring Person”:

(i) as the result of an acquisition of shares of Common Stock by the Company which, by reducing the number of shares of Common Stock outstanding, increases the percentage of the shares of Common Stock Beneficially Owned by such Person, together with all of its Related Persons, to 10% or more of the shares of Common Stock of the Company then outstanding; provided, however, that if a Person, together with all of its Related Persons, becomes the Beneficial Owner of 10% or more of the shares of Common Stock of the Company then outstanding by reason of share acquisitions by the Company and, after such share acquisitions by the Company, becomes the Beneficial Owner of any additional shares of Common Stock of the Company (other than pursuant to a dividend or distribution paid or made by the Company on the outstanding Common Stock or pursuant to a split or subdivision of the outstanding Common Stock), then such Person shall be deemed to be an “Acquiring Person” unless, upon becoming the Beneficial Owner of such additional shares of Common Stock, such Person, together with all of its Related Persons, does not Beneficially Own 10% or more of the Common Stock then outstanding;

(ii) if (A) the Board determines that such Person has become an “Acquiring Person” inadvertently (including, without limitation, because (1) such Person was unaware that it Beneficially Owned a percentage of the then outstanding Common Stock that would otherwise cause such Person to be an “Acquiring Person”; or (2) such Person was aware of the extent of its Beneficial Ownership of Common Stock but had no actual knowledge of the consequences of such Beneficial Ownership under this Agreement); and (B) such Person divests as promptly as practicable (as determined by the Board) a sufficient number of shares of Common Stock so that such Person would no longer be an “Acquiring Person”;

(iii) solely as a result of any unilateral grant of any security by the Company, or through the exercise of any options, warrants, rights or similar interests (including, without limitation, restricted stock) granted by the Company to its directors, officers or employees; provided, however, that if a Person, together with all of its Related Persons, becomes the Beneficial Owner of 10% or more of the shares of Common Stock of the Company then outstanding by reason of a unilateral grant of a security by the Company, or through the exercise of any options, warrants, rights or similar interests (including, without limitation, restricted stock) granted by the Company to its directors, officers and employees, then such Person shall nevertheless be deemed to be an “Acquiring Person” if, subject to Section 1(a)(ii), such Person, together with all of its Related Persons, thereafter becomes the Beneficial Owner of any additional shares of Common Stock (unless upon becoming the Beneficial Owner of additional shares of Common Stock, such Person, together with all of its Related Persons, does not Beneficially Own 10% or more of the Common Stock then outstanding), except as a result of (A) a dividend or distribution paid or made by the Company on the outstanding Common Stock or a split or subdivision of the outstanding Common Stock; or (B) the unilateral grant of a security by the Company, or through the exercise of any options, warrants, rights or similar interest (including, without limitation, restricted stock) granted by the Company to its directors, officers or employees;

(iv) by means of share purchases or issuances (including, without limitation, debt to equity exchanges), directly from the Company or indirectly through an underwritten offering of the Company, in a transaction approved by the Board; provided, however, that a Person shall be deemed to be an “Acquiring Person” if such Person (A) is or becomes the Beneficial Owner of 10% or more of the shares of Common Stock then outstanding following such transaction and (B) following such transaction, becomes the Beneficial Owner of any additional shares of Common Stock without the prior written consent of the Company and then Beneficially Owns 10% or more of the shares of Common Stock then outstanding; or

(v) if such Person is a bona fide swaps dealer who has become an “Acquiring Person” as a result of its actions in the ordinary course of its business that the Board determines, in its sole discretion, were taken without the intent or effect of evading or assisting any other Person to evade the purposes and intent of this Agreement, or otherwise seeking to control or influence the management or policies of the Company.

(b) A person shall be deemed to be “Acting in Concert” with another Person if such Person knowingly acts (whether or not pursuant to an express agreement, arrangement or understanding) in concert or in parallel with such other Person, or towards a common goal with such other Person, relating to (i) acquiring, holding, voting or disposing of voting securities of the Company or (ii) changing or influencing the control of the Company or in connection with or as a participant in any transaction having that purpose or effect, where (A) each Person is conscious of the other Person’s conduct or intent and this awareness is an element in their decision-making processes and (B) at least one additional factor supports a determination by the Board that such Persons intended to act in concert or in parallel, which such additional factors may include, without limitation, exchanging information, attending meetings, conducting discussions or making or soliciting invitations to act in concert or in parallel. A Person who is Acting in Concert with another Person shall be deemed to be Acting in Concert with any third Person who is Acting in Concert with such other Person.

(c) “Adjustment Shares” shall have the meaning set forth in Section 11(a)(ii) hereof.

(d) “Affiliate” shall have the meaning ascribed to such term in Rule 12b-2 of the Exchange Act Regulations, as in effect on the date of this Agreement.

(e) “Agreement” shall have the meaning set forth in the Preamble hereof.

(f) “Articles of Amendment” shall have the meaning set forth in Section 1(g) hereof.

(g) “Articles of Incorporation” shall mean the Articles of Incorporation of the Company, as amended and as may be further amended from time to time, as filed with the Secretary of State of the State of Florida, and together with the Articles of Amendment designating rights, preferences and limitations of Series A Junior Participating Preferred Stock of the Company adopted contemporaneously with the approval of this Agreement and attached hereto as Exhibit A (the “Articles of Amendment”), as the same may hereafter be amended or restated.

(h) “Associate” shall have the meaning ascribed to such term in Rule 12b-2 of the Exchange Act Regulations, as in effect on the date of this Agreement.

(i) A Person is the “Beneficial Owner” of (and “Beneficially Owns” and has “Beneficial Ownership”) of any securities (that are as such “Beneficially Owned”):

(i) that such Person or any of such Person’s Affiliates or Associates Beneficially Owns, directly or indirectly, as determined pursuant to Rule 13d-3 of the Exchange Act Regulations as in effect on the date of this Agreement;

(ii) that such Person or any of such Person’s Affiliates or Associates, directly or indirectly, has (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time or satisfaction of other conditions) pursuant to any agreement, arrangement or understanding (whether or not in writing), or upon the exercise of conversion rights, exchange rights (other than the Rights), rights, warrants or options, or otherwise; provided, however, that a Person shall not be deemed the “Beneficial Owner” of (1) securities tendered pursuant to a tender or exchange offer made in accordance with the Exchange Act Regulations by or on behalf of such Person or any of such Person’s Affiliates or Associates until such tendered securities are accepted for purchase or exchange; (2) securities issuable upon exercise of Rights at any time prior to the occurrence of a Triggering Event; (3) securities issuable upon exercise of Rights from and after the occurrence of a Triggering Event if such Rights were acquired by such Person or any of such Person’s Affiliates or Associates prior to the Distribution Date or pursuant to Section 3(a) or Section 22 hereof (the “Original Rights”) or pursuant to Section 11(a) hereof in connection with an adjustment made with respect to any Original Rights; or (4) securities which such Person or any of such Person’s Affiliates or Associates may acquire, does or do acquire or may be deemed to have the right to acquire, pursuant to any merger or other acquisition agreement between the Company and such Person (or one or more of such Person’s Affiliates or Associates) if such agreement has been approved by the Board prior to such Person’s becoming an Acquiring Person; or (B) the right to vote pursuant to any agreement, arrangement, or understanding;

(iii) that are Beneficially Owned, directly or indirectly, by any other Person (or any Affiliate or Associate of such Person) with which such Person (or any of such Person’s Affiliates or Associates) is (A) Acting in Concert, or has (B) any agreement, arrangement, or understanding (whether or not in writing), for the purpose of acquiring, holding, voting or disposing of any such securities; provided, however, that a Person shall not be deemed the “Beneficial Owner” of any security as a result of the foregoing clause (A) or (B) if such Acting in Concert or agreement, arrangement or understanding is not also then reportable on Schedule 13D and arises solely from a revocable proxy or consent given to such Person in response to a proxy or consent solicitation made pursuant to, and in accordance with, the applicable provisions of the Exchange Act Regulations; or

(iv) which are Beneficially Owned, directly or indirectly, by a Counterparty (or any of such Counterparty’s Affiliates or Associates) under any Derivatives Contract (without regard to any short or similar position under the same or any other Derivatives Contract) to which such Person or any of such Person’s Affiliates or Associates is a Receiving Party; provided, however, that the number of shares of Common Stock that a Person is deemed to Beneficially Own pursuant to this clause (iv) in connection with a particular Derivatives Contract shall not exceed the number of Notional Common Shares with respect to such Derivatives Contract; provided, further, that the number of securities Beneficially Owned by each Counterparty (including, without limitation, its Affiliates and Associates) under a Derivatives Contract shall for purposes of this clause (iv) include all securities that are Beneficially Owned, directly or indirectly, by any other Counterparty (or any of such other Counterparty’s Affiliates or Associates) under any Derivatives Contract to which such first Counterparty (or any of such first Counterparty’s Affiliates or Associates) is a Receiving Party, with this proviso being applied to successive Counterparties as appropriate.

Notwithstanding anything in this definition of “Beneficial Ownership” to the contrary, no Person engaged in business as an underwriter of securities shall be the “Beneficial Owner” of any securities acquired through such Person’s participation in good faith in a firm commitment underwriting until the expiration of 40 days after the date of such acquisition.

With respect to any Person, for all purposes of this Agreement, any calculation of the number of shares of Common Stock outstanding at any particular time, including, without limitation, for purposes of determining the particular percentage of the outstanding shares of Common Stock of which any such Person is the Beneficial Owner, shall include the number of shares of Common Stock not outstanding at the time of such calculation that such Person is otherwise deemed to Beneficially Own for purposes of this Agreement, provided, however, that the number of shares of Common Stock not outstanding that such Person is otherwise deemed to Beneficially Own for purposes of this Agreement shall not be included for the purpose of computing the percentage of the outstanding shares of Common Stock Beneficially Owned by any other Person (unless such other Person is also deemed to Beneficially Own for purposes of this Agreement such shares of Common Stock not outstanding).

(j) “Board” shall have the meaning set forth in the Preamble hereof.

(k) “Book Entry” shall mean an uncertificated book entry for the Common Stock.

(l) “Business Day” shall mean any day other than a Saturday, a Sunday, or a day on which banking or trust institutions in New York City, New York are authorized or obligated by law or executive order to close.

(m) “Close of Business” on any given date shall mean 5:00 P.M., New York City time, on such date; provided, however, that if such date is not a Business Day, it shall mean 5:00 P.M., New York City time, on the next succeeding Business Day.

(n) “Closing Price” shall mean in respect of any security for any day shall mean the last sale price, regular way, reported at or prior to 4:00 P.M. New York City time or, in case no such sale takes place on such day, the average of the bid and asked prices, regular way, reported at or prior to 4:00 P.M. New York City time, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on NASDAQ or the NYSE or, if the security is not listed or admitted to trading on NASDAQ or the NYSE, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the security is listed or admitted to trading or, if the security is not listed or admitted to trading on any national securities exchange, the last quoted price reported at or prior to 4:00 P.M. New York City time or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by any system then in use reported as of 4:00 P.M. New York City time or, if not so quoted, the average of the closing bid and asked price furnished by a professional market maker making a market in the security selected by the Board.

(o) “Common Stock” shall mean (i) when used with reference to the Company, the common stock, par value $0.001 per share, of the Company; and (ii) when used with reference to any Person other than the Company, the class or series of capital stock or equity interest with the greatest voting power (in relation to any other classes or series of capital stock or equity interest) of such other Person or if such other Person is a Subsidiary of another Person, the Person who ultimately controls such first mentioned Person.

(p) “Common Stock Equivalents” shall have the meaning set forth in Section 11(a)(iii) hereof.

(q) “Company” shall have the meaning set forth in the Preamble hereof.

(r) “Counterparty” shall have the meaning set forth in Section 1(x) hereof.

(s) “Current Market Price” of any security on any date shall mean the average of the daily closing prices per share of such security for the 30 consecutive Trading Days immediately prior to, but not including, such date; provided, however, that in the event that the “Current Market Price” of such security is determined during a period following the announcement by the issuer of such security of (i) a dividend or distribution on such security payable in shares of such security or securities convertible into such shares (other than the Rights); or (ii) any subdivision, combination or reclassification of such security, and prior to the expiration of the requisite 30 Trading Day period after the ex-dividend date for such dividend or distribution or the record date for such subdivision, combination or reclassification, then, in each such case, the “Current Market Price” shall be appropriately adjusted, as determined in good faith by the Board, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes, to take into account ex-dividend trading. If on any such date no market maker is making a market in such security or such security is not publicly held or not listed or traded, the “Current Market Price” shall mean the fair value per share as determined in good faith by the Board, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes.

Except as provided in this paragraph, the “Current Market Price” of the Preferred Stock shall be determined in accordance with the method set forth above. If the Preferred Stock is not publicly traded, the “Current Market Price” of the Preferred Stock shall be conclusively deemed to be the Current Market Price of the Common Stock of the Company as determined pursuant to the paragraph above (appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof), multiplied by one thousand. If neither the Common Stock nor the Preferred Stock is publicly held or so listed or traded, the “Current Market Price” of the Preferred Stock shall mean the fair value per share as determined in good faith by the Board, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes. For all purposes of this Agreement, the “Current Market Price” of one one-thousandth of a share of Preferred Stock shall be equal to the “Current Market Price” of one share of Preferred Stock divided by 1,000.

(t) “Current Value” shall have the meaning set forth in Section 11(a)(iii) hereof.

(u) “Derivatives Contract” shall mean a contract, including all related documentation, between two parties (the “Receiving Party” and the “Counterparty”) that is designed to produce economic benefits and risks to the Receiving Party that correspond substantially to the ownership by the Receiving Party of a number of shares of Common Stock specified or referenced in such contract (the number corresponding to such economic benefits and risks, the “Notional Common Shares”), regardless of whether obligations under such contract are required or permitted to be settled through the delivery of cash, Common Stock or other property, without regard to any short position under the same or any other Derivatives Contract. For the avoidance of doubt, interests in broad-based index options, broad-based index futures and broad-based publicly traded market baskets of stocks approved for trading by the appropriate federal governmental authority shall not be deemed “Derivatives Contracts.”

(v) “Distribution Date” shall mean the earlier of (i) the Close of Business on the tenth Business Day after the Stock Acquisition Date (or, if the tenth Business Day after the Stock Acquisition Date occurs before the Record Date, the Close of Business on the Record Date) and (ii) the Close of Business on the tenth Business Day (or, if such tenth Business Day occurs before the Record Date, the Close of Business on the Record Date), or such later date as may be determined by the Board prior to such time any Person becomes an Acquiring Person, after the date of the commencement by any Person (other than any Exempt Person) of, or of the first public announcement of the intention of any Person (other than any Exempt Person) to commence, a tender or exchange offer the consummation of which would result in such Person becoming the Beneficial Owner of 10% or more of the outstanding shares of Common Stock.

(w) “Equivalent Preferred Stock” shall have the meaning set forth in Section 11(b) hereof.

(x) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(y) “Exchange Act Regulations” shall mean the general rules and regulations promulgated under the Exchange Act.

(z) “Exchange Date” shall have the meaning set forth in Section 7(a) hereof.

(aa) “Exchange Ratio” shall have the meaning set forth in Section 24(a) hereof.

(bb) “Exempt Person” shall mean (i) the Company or any of its Subsidiaries; (ii) any officers, directors and employees of the Company or any of its Subsidiaries solely in respect of such Person’s status or authority as such (including, without limitation, any fiduciary capacity); or (iii) any employee benefit plan of the Company or of any Subsidiary of the Company or any entity or trustee holding (or acting in a fiduciary capacity in respect of) shares of capital stock of the Company for or pursuant to the terms of any such plan, or for the purpose of funding other employee benefits for employees of the Company or any Subsidiary of the Company.

(cc) “Exercise Price” shall have the meaning set forth in Section 4(a), 11(a)(ii) and 13(a) hereof.

(dd) “Expiration Date” shall have the meaning set forth in Section 7(a) hereof.

(ee) “Final Expiration Date” shall have the meaning set forth in Section 7(a) hereof.

(ff) “Flip-In Event” shall mean any event described in Section 11(a)(ii) hereof.

(gg) “Flip-In Trigger Date” shall have the meaning set forth in Section 11(a)(iii) hereof.

(hh) “Flip-Over Event” shall mean any event described in clause (x), (y) or (z) of Section 13(a) hereof.

(ii) “Grandfathered Person” shall mean any Person which, together with all of its Related Persons, is, as of the date of this Agreement, the Beneficial Owner of 10% or more of the shares of Common Stock of the Company then outstanding. A Person ceases to be a “Grandfathered Person” if and when (i) such Person becomes the Beneficial Owner of less than 10% of the shares of Common Stock of the Company then outstanding; or (ii) such Person increases its Beneficial Ownership of shares of Common Stock of the Company to an amount equal to or greater than the greater of (A) 10% of the shares of Common Stock of the Company then outstanding and (B) the sum of (1) the lowest Beneficial Ownership of such Person as a percentage of the shares of Common Stock of the Company outstanding as of any time from and after the public announcement of this Agreement (other than as a result of an acquisition of shares of Common Stock by the Company) plus (2) one share of Common Stock of the Company. The foregoing definition shall grandfather the security or instrument underlying such Beneficial Ownership only in the type and form as of the date of this Agreement and shall not grandfather any subsequent change, modification, swap or exchange of such security or instrument into a different type or form of security or instrument (unless such exchange is contemplated explicitly by the terms of such security or instrument). For the avoidance of doubt, the swap or exchange of contracts for differences for shares of Common Stock or other equity securities of the Company shall not be grandfathered under this Agreement.

(jj) “NASDAQ” shall mean the NASDAQ Stock Market.

(kk) “Notional Common Shares” shall have the meaning set forth in Section 1(x) hereof.

(ll) “NYSE” shall mean the New York Stock Exchange.

(mm) “Person” shall mean any individual, firm, corporation, partnership (general or limited), limited liability company, limited liability partnership, association, unincorporated organization, trust or other legal entity, including, without limitation, (i) any syndicate or group deemed to be a Person under Section 13(d)(3) of the Exchange Act and Rule 13d-5(b) thereunder; and (ii) any successor (by merger or otherwise) of any such firm, corporation, partnership (general or limited), limited liability company, limited liability partnership, association, unincorporated organization, trust, or other group or entity.

(nn) “Preferred Stock” shall mean the Series A Junior Participating Preferred Stock, par value $0.001 per share, of the Company, having the voting rights, powers, designations, preferences and relative, participating, optional or other special rights and qualifications, limitations and restrictions set forth in the Articles of Amendment.

(oo) “Principal Party” shall have the meaning set forth in Section 13(b) hereof.

(pp) “Receiving Party” shall have the meaning set forth in Section 1(x) hereof.

(qq) “Record Date” shall mean the Close of Business on November 19, 2018.

(rr) “Redemption Date” shall have the meaning set forth in Section 7(a) hereof.

(ss) “Redemption Period” shall have the meaning set forth in Section 23(a) hereof.

(tt) “Redemption Price” shall have the meaning set forth in Section 23(a) hereof.

(uu) “Related Person” shall mean, as to any Person, any Affiliates or Associates of such Person.

(vv) “Rights” shall have the meaning set forth in the Preamble hereof.

(ww) “Rights Agent” shall have the meaning set forth in the Preamble hereof.

(xx) “Rights Certificate” shall have the meaning set forth in Section 3(d) hereof.

(yy) “Securities Act” shall mean the Securities Act of 1933, as amended.

(zz) “Stock Acquisition Date” shall mean the first date of public announcement (including, without limitation, the filing of any report pursuant to Section 13(d) of the Exchange Act) by the Company or an Acquiring Person that a Person has become an Acquiring Person, or such other date, as determined by the Board, on which a Person has become an Acquiring Person.

(aaa) “Subsidiary” shall mean, with reference to any Person, any other Person of which (i) a majority of the voting power of the voting securities or equity interests is Beneficially Owned, directly or indirectly, by such first-mentioned Person or otherwise controlled by such first-mentioned Person; or (ii) an amount of voting securities or equity interests sufficient to elect at least a majority of the directors or equivalent governing body of such other Person is Beneficially Owned, directly or indirectly, by such first-mentioned Person, or otherwise controlled by such first-mentioned Person.

(bbb) “Substitution Period” shall have the meaning set forth in Section 11(a)(iii) hereof.

(ccc) “Summary of Rights” shall have the meaning set forth in Section 3(a) hereof.

(ddd) “Trading Day” shall mean, in respect to any security, (i) if such security is listed or admitted to trading on any national securities exchange, a day on which the principal national securities exchange on which such security is listed or admitted to trading is open for the transaction of business; and (ii) if such security is not so listed or admitted, a Business Day.

(eee) “Triggering Event” shall mean any Flip-In Event or any Flip-Over Event.

(fff) “Trust” shall have the meaning set forth in Section 24(d) hereof.

(ggg) “Trust Agreement” shall have the meaning set forth in Section 24(d) hereof.

SECTION 2. Appointment of Rights Agent.

The Company hereby appoints the Rights Agent to act as rights agent for the Company and in accordance with the express terms and conditions hereof (and no implied terms or conditions), and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such co-Rights Agents as it may deem necessary or desirable, upon 10 calendar days’ prior written notice to the Rights Agent. In the event the Company appoints one or more co-Rights Agents, the respective duties of the Rights Agent and any co-Rights Agents under the provisions of this Agreement shall be as the Company reasonably determines, and the Company shall notify, in writing, the Rights Agent and any co-Rights Agents of such duties. The Rights Agent shall have no duty to supervise, and shall in no event be liable for, the acts or omissions of any such co-Rights Agents.

SECTION 3. Issue of Rights Certificates.

(a) The Company will make available (directly or, at the expense of the Company, through the Rights Agent or its transfer agent if the Rights Agent or transfer agent is directed by the Company and provided with all necessary information and documents), as promptly as practicable, a copy of a Summary of Rights to Purchase Preferred Stock, in substantially the form attached hereto as Exhibit B and that may be appended to certificates that represent shares of Common Stock (the “Summary of Rights”), to any record holder of Common Stock as of the Close of Business on the Record Date who may so request from time to time prior to the Expiration Time (other than any Acquiring Person or any Associate or Affiliate of any Acquiring Person), at the address of such holder shown on the records of the Company or transfer agent or register for Common Stock. With respect to certificates representing shares of Common Stock (or Book Entry shares of Common Stock) outstanding as of the Record Date, until the Distribution Date, the Rights shall be evidenced by such shares of Common Stock registered in the names of the holders thereof, and not by separate Rights Certificates. With respect to Book Entry shares of Common Stock outstanding as of the Record Date, until the Distribution Date, the Rights shall be evidenced by the balances indicated in the Book Entry account system of the transfer agent for the Common Stock. Until the earlier of the Distribution Date and the Expiration Date, the transfer of any shares of Common Stock outstanding on the Record Date (whether represented by certificates or evidenced by the balances indicated in the Book Entry account system of the transfer agent for the Common Stock), shall also constitute the transfer of the Rights associated with such shares of Common Stock.

(b) Rights shall be issued, without any further action, in respect of all shares of Common Stock that become outstanding (whether originally issued or delivered from the Company’s treasury) after the Record Date but prior to the earlier of the Distribution Date and the Expiration Date; provided, however, that Rights also shall be issued to the extent provided in Section 22 hereof. Confirmation and account statements sent to holders of Common Stock for Book Entry form or, in the case of certificated shares, certificates, representing such shares of Common Stock, issued after the Record Date shall bear a legend substantially in the following form:

“[This certificate] [These shares] also evidence[s] and entitle[s] the holder hereof to certain Rights as set forth in a Shareholder Rights Agreement between MiMedx Group, Inc., a Florida corporation (the “Company”), and Issuer Direct Corporation (the “Rights Agent”) dated as of November 6, 2018, as the same may be amended from time to time (the “Rights Agreement”), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of the Company. Under certain circumstances, as set forth in the Rights Agreement, such Rights shall be evidenced by separate certificates and will no longer be evidenced by [this certificate] [these shares]. The Company will mail to the holder of [this certificate] [these shares] a copy of the Rights Agreement as in effect on the date of mailing without charge after receipt of a written request therefor.

Under certain circumstances, as set forth in the Rights Agreement, Rights that are Beneficially Owned by any Person who is, was or becomes an Acquiring Person or any Related Person thereof (as such capitalized terms are defined in the Rights Agreement), or specified transferees of such Acquiring Person (or Related Person thereof) may become null and void and will no longer be transferable.”

With respect to all certificates representing shares of Common Stock containing the foregoing legend in substantially similar form, until the earliest of the Distribution Date and the Expiration Date, the Rights associated with the Common Stock represented by such certificates shall be evidenced by such certificates alone and registered holders of Common Stock shall also be the registered holders of the associated Rights, and the transfer of any such certificate(s) shall also constitute the transfer of the Rights associated with the shares of Common Stock represented by such certificates.

With respect to Common Stock in Book Entry form for which there has been sent a confirmation or account statement containing the foregoing legend in substantially similar form, until the earliest of the Distribution Date and the Expiration Date, the Rights associated with the Common Stock shall be evidenced by such Common Stock alone and registered holders of Common Stock shall also be the registered holders of the associated Rights, and the transfer of any such Common Stock shall also constitute the transfer of the Rights associated with such shares of Common Stock.

Notwithstanding this paragraph (b), the omission of the legend or the failure to send, deliver or provide the registered owner of shares of Common Stock a copy of the Summary of Rights shall not affect the enforceability of any part of this Agreement or the rights of any holder of the Rights.

In the event that the Company purchases or otherwise acquires any shares of Common Stock after the Record Date but prior to the Distribution Date, any Rights associated with such shares of Common Stock shall be cancelled and retired so that the Company is not entitled to exercise any Rights associated with the shares of Common Stock that are no longer outstanding.

(c) Until the Distribution Date, the Rights shall be transferable only in connection with the transfer of the underlying shares of Common Stock (including, without limitation, a transfer to the Company).

(d) As soon as practicable after the Distribution Date, the Company will prepare and execute, and upon the written request of the Company, the Rights Agent will countersign and the Company will send or cause to be sent (and the Rights Agent will, if so requested and provided with all necessary information and documents, at the expense of the Company, send) by first-class, insured, postage-prepaid mail, to each record holder of shares of Common Stock as of the Close of Business on the Distribution Date (other than any Acquiring Person or any Related Person of an Acquiring Person), at the address of such holder shown on the records of the Company, one or more rights certificates, in substantially the form of Exhibit C hereto (the “Rights Certificate”), evidencing one Right for each share of Common Stock so held, subject to adjustment as provided herein. In the event that an adjustment in the number of Rights per share of Common Stock has been made pursuant to Section 11 hereof, at the time of distribution of the Rights Certificates, the Company shall make the necessary and appropriate rounding adjustments (in accordance with Section 14(a) hereof) so that Rights Certificates representing only whole numbers of Rights are distributed and cash is paid in lieu of any fractional Rights. As of and after the Distribution Date, the Rights shall be evidenced solely by such Rights Certificates, and the Rights Certificates and the Rights shall be transferable separately from the transfer of Common Stock. The Company shall promptly notify the Rights Agent in writing upon the occurrence of the Distribution Date and, if such notification is given orally, the Company shall confirm the same in writing on or prior to the Business Day next following. Until such written notice is received by the Rights Agent, the Rights Agent may presume conclusively for all purposes that the Distribution Date has not occurred.

SECTION 4. Form of Rights Certificate.

(a) The Rights Certificates (and the forms of election to purchase and of assignment and the certificate to be printed on the reverse thereof) shall be substantially in the form set forth in Exhibit C hereto and may have such changes or marks of identification or designation and such legends, summaries, or endorsements printed thereon as the Company may deem appropriate (but which do not affect the rights, duties, liabilities or responsibilities of the Rights Agent), and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or any rule or regulation thereunder or with any applicable rule or regulation of any stock exchange upon which the Rights may from time to time be listed or the Financial Industry Regulatory Authority, or to conform to customary usage. Subject to the provisions of this Agreement, the Rights Certificates, whenever distributed, shall be dated as of the Distribution Date and on their face shall entitle the holders thereof to purchase such number of one one-thousandth of a share of Preferred Stock as shall be set forth therein at the price set forth therein (such price, the “Exercise Price”), but the amount and type of securities, cash, or other assets that may be acquired upon the exercise of each Right and the Exercise Price thereof shall be subject to adjustment as provided herein.

(b) Any Rights Certificate issued pursuant hereto that represents Rights Beneficially Owned by (i) an Acquiring Person or any Related Person of an Acquiring Person; (ii) a transferee of an Acquiring Person (or of any such Related Person) that becomes a transferee after the Acquiring Person becomes an Acquiring Person; or (iii) a transferee of an Acquiring Person (or of any such Related Person) that becomes a transferee prior to or concurrently with the Acquiring Person becoming an Acquiring Person and that receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person (or any such Related Person) to holders of equity interests in such Acquiring Person (or any such Related Person) or to any Person with whom such Acquiring Person (or any such Related Person) has any continuing written or oral plan, agreement, arrangement, or understanding regarding the transferred Rights, shares of Common Stock, or the Company; or (B) a transfer that the Board has determined in good faith to be part of a plan, agreement, arrangement, or understanding that has as a primary purpose or effect the avoidance of Section 7(e) hereof (and any Rights Certificate issued pursuant to Section 6 or Section 11 hereof upon transfer, exchange, replacement or adjustment of any other Rights Certificate referred to in this sentence), shall contain upon the direction of the Board a legend substantially in the following form:

“The Rights represented by this Rights Certificate are or were Beneficially Owned by a Person who was or became an Acquiring Person or a Related Person of an Acquiring Person (as such terms are defined in the Shareholder Rights Agreement dated as of November 6, 2018 by and between MiMedx Group, Inc. and Issuer Direct Corporation (the “Rights Agreement”)). Accordingly, this Rights Certificate and the Rights represented hereby may become null and void in the circumstances specified in Section 7(e) of the Rights Agreement.”

The Company shall give written notice to the Rights Agent promptly after it becomes aware of the existence and identity of any Acquiring Person or any Related Person thereof. Until such notice is received by the Rights Agent, the Rights Agent may presume conclusively for all purposes that no Person has become an Acquiring Person or a Related Person of an Acquiring Person. The Company shall instruct the Rights Agent in writing of the Rights which should be so legended.

SECTION 5. Countersignature and Registration.

(a) The Rights Certificates shall be executed on behalf of the Company by its Chief Executive Officer, President, Secretary, Treasurer, any Vice-President, any Assistant Secretary or any other officer of the Company, shall have affixed thereto the Company’s corporate seal (or a facsimile thereof), and shall be attested by the Company’s Secretary or one of its Assistant Secretaries. The signature of any of these officers on the Rights Certificates may be manual or by facsimile or other customary shall mean of electronic transmission (e.g., “pdf”). Rights Certificates bearing the manual or facsimile signatures of the individuals who were at the time of execution the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the countersigning of such Rights Certificates by the Rights Agent or did not hold such offices at the date of such Rights Certificates. No Rights Certificate shall be entitled to any benefit under this Agreement or shall be valid for any purpose unless there appears on such Rights Certificate a countersignature duly executed by the Rights Agent by manual or facsimile or other customary shall mean of electronic transmission (e.g., “pdf”) of an authorized officer, and such countersignature upon any Rights Certificate shall be conclusive evidence, and the only evidence, that such Rights Certificate has been duly countersigned as required hereunder.

(b) Following the Distribution Date, and receipt by the Rights Agent of written notice to that effect and all other relevant and necessary information referred to in Section 3(d) hereof, the Rights Agent shall keep or cause to be kept, at its office designated for such purpose, books for registration and transfer of the Rights Certificates issued hereunder. Such books shall show the name and address of each holder of the Rights Certificates, the number of Rights evidenced on its face by each Rights Certificate and the date of each Rights Certificate.

SECTION 6. Transfer, Split Up, Combination and Exchange of Rights Certificates; Mutilated, Destroyed, Lost or Stolen Rights Certificates.

(a) Subject to the provisions of Sections 4(b), 7(e) and 14 hereof, at any time after the Close of Business on the Distribution Date and at or prior to the Close of Business on the Expiration Date, any Rights Certificate (other than Rights Certificates representing Rights that have become null and void pursuant to Section 7(e) hereof, that have been redeemed pursuant to Section 23 hereof, or that have been exchanged pursuant to Section 24 hereof) may be transferred, split up, combined or exchanged for another Rights Certificate, entitling the registered holder to purchase a like number of one one-thousandth of a share of Preferred Stock (or following a Triggering Event, Common Stock, other securities, cash or other assets, as the case may be) as the Rights Certificate or Certificates surrendered then entitled such holder to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Rights Certificate shall make such request in writing delivered to the Rights Agent, and shall surrender, together with any required form of assignment duly executed and properly completed, the Rights Certificates to be transferred, split up, combined or exchanged at the office of the Rights Agent designated for such purpose. The Rights Certificates are transferable only on the books and records of the Rights Agent. Neither the Rights Agent nor the Company shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Rights Certificate until the registered holder has properly completed and executed the certificate set forth in the form of assignment on the reverse side of such Rights Certificate and has provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) of the Rights represented by such Rights Certificate or Related Person thereof as the Company or the Rights Agent requests, whereupon the Rights Agent shall, subject to the provisions of Sections 4(b), 7(e) and 14 hereof, countersign and deliver to the Person entitled thereto a Rights Certificate or Rights Certificates, as the case may be, as so requested. The Company may require payment by the holder of the Rights of a sum sufficient to cover any tax or charge that may be imposed in connection with any transfer, split up, combination or exchange of Rights Certificates. If and to the extent the Company does require payment of any such taxes or charges, the Company shall give the Rights Agent prompt written notice thereof and the Rights Agent shall not deliver any Rights Certificate unless and until it is satisfied that all such payments have been made, and the Rights Agent shall forward any such sum collected by it to the Company or to such Persons as the Company specifies by written notice. The Rights Agent shall have no duty or obligation to take any action with respect to a Rights holder under any Section of this Agreement which requires the payment by such Rights holder of applicable taxes and/or charges unless and until it is satisfied that all such taxes and/or charges have been paid.

(b) If a Rights Certificate is mutilated, lost, stolen or destroyed, upon request by the registered holder of the Rights represented thereby and upon payment to the Company and the Rights Agent of all reasonable expenses incident thereto, there shall be issued, in exchange for and upon cancellation of the mutilated Rights Certificate, or in substitution for the lost, stolen or destroyed Rights Certificate, a new Rights Certificate, in substantially the form of the prior Rights Certificate, of like tenor and representing the equivalent number of Rights, but, in the case of loss, theft, or destruction, only upon receipt of evidence satisfactory to the Company and the Rights Agent of such loss, theft or destruction of such Rights Certificate and such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Related Persons thereof as the Company or the Rights Agent requests, and, if requested by the Company or the Rights Agent, indemnity also satisfactory to it.

(c) Notwithstanding any other provision hereof, the Company and the Rights Agent may amend this Agreement to provide for uncertificated Rights in addition to or in lieu of Rights evidenced by Right Certificates, to the extent permitted by applicable law.

SECTION 7. Exercise of Rights; Exercise Price; Expiration Date of Rights.

(a) Subject to Section 7(e) hereof, the registered holder of any Rights Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein including, without limitation, in the restrictions on exercisability set forth in Sections 9(c), 11(a)(iii) and 23(a) hereof) in whole or in part at any time after the Distribution Date upon surrender of the Rights Certificate, with the form of election to purchase and the certificate on the reverse side thereof properly completed and duly executed, to the Rights Agent at the office of the Rights Agent designated for such purpose, together with payment of the Exercise Price for each one one-thousandth of a share of Preferred Stock (or Common Stock, other securities, cash or other assets, as the case may be) as to which the Rights are exercised, at or prior to the earliest of (i) the Close of Business on November 6, 2019 (the “Final Expiration Date”); (ii) the time at which the Rights are redeemed pursuant to Section 23 hereof (the “Redemption Date”); (iii) the time at which the Rights are exchanged pursuant to Section 24 hereof (the “Exchange Date”) or (iv) the closing of any merger or other acquisition transaction involving the Company pursuant to an agreement of the type described in Section 1(i)(ii)(A)(4) and Section 13(f) hereof at which time the Rights are terminated; (the earliest of (i), (ii), (iii) and (iv) being herein referred to as the “Expiration Date”).

(b) Each Right shall entitle the registered holder thereof to purchase one one-thousandth of a share of Preferred Stock. The Exercise Price for each one one-thousandth of a share of Preferred Stock pursuant to the exercise of a Right shall be initially $31.10, and shall be subject to adjustment from time to time as provided in Sections 11 and 13 hereof and payable in lawful money of the United States in accordance with paragraph (c) of this Section 7.

(c) Upon receipt of a Rights Certificate representing exercisable Rights, with the form of election to purchase and the certificate properly completed and duly executed, accompanied by payment, with respect to each Right so exercised, of the Exercise Price per one one-thousandth of a share of Preferred Stock (or Common Stock, other securities, cash or other assets, as the case may be) to be purchased and an amount equal to any applicable tax or charge, then the Rights Agent shall, subject to Section 18(j) hereof, promptly (i) (A) requisition from any transfer agent of the Preferred Stock certificates representing such number of one one-thousandth of a share of Preferred Stock (or fractions of shares that are integral multiples of one one-thousandth of a share of Preferred Stock) as are to be purchased and the Company shall direct its transfer agent to comply with all such requests; or (B) if the Company has elected to deposit the total number of shares of Preferred Stock issuable upon exercise of the Rights hereunder with a depositary agent, requisition from the depositary agent depositary receipts representing such number of one one-thousandth of a share of Preferred Stock as are to be purchased (in which case certificates for the shares of Preferred Stock represented by such receipts shall be deposited by the transfer agent with the depositary agent), and the Company shall direct the depositary agent to comply with all such requests; (ii) if necessary to comply with this Agreement, requisition from the Company the amount of cash, if any, to be paid in lieu of fractional shares in accordance with Section 14 hereof; (iii) after receipt of such certificates or such depositary receipts, cause the same to be delivered to or upon the order of the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder; and (iv) if necessary to comply with this Agreement, after receipt thereof, deliver such cash, if any, to or upon the order of the registered holder of such Rights Certificate. In the event that the Company is obligated to issue Common Stock or other securities of the Company, pay cash and/or distribute other assets pursuant to Section 11(a) hereof, the Company shall make all arrangements necessary so that such Common Stock, other securities, cash and/or other assets are available for distribution by the Rights Agent, if and when necessary to comply with this Agreement, and until so received, the Rights Agent shall have no duties or obligations with respect to such securities, cash and/or other assets. The payment of the Exercise Price (as such amount may be reduced pursuant to Section 11(a)(iii) hereof) may be made in cash or by certified or bank check or money order payable to the order of the Company.

(d) In the event a registered holder of any Rights Certificate exercises less than all the Rights evidenced thereby, a new Rights Certificate evidencing the Rights remaining unexercised shall be issued by the Rights Agent and delivered to, or upon the order of, such holder, registered in such name or names as designated by such holder, subject to the provisions of Sections 6 and 14 hereof.

(e) Notwithstanding anything in this Agreement to the contrary, from and after the first occurrence of a Flip-In Event, any Rights Beneficially Owned by (i) an Acquiring Person or a Related Person of an Acquiring Person; (ii) a transferee of an Acquiring Person (or of any such Related Person) who becomes a transferee after the Acquiring Person becomes such; or (iii) a transferee of an Acquiring Person (or of any such Related Person) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and who receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person (or any such Related Person) to holders of equity interests in such Acquiring Person (or any such Related Person) or to any Person with whom the Acquiring Person (or any such Related Person) has any continuing written or oral plan, agreement, arrangement or understanding regarding the transferred Rights, shares of Common Stock or the Company; or (B) a transfer that the Board has determined in good faith to be part of a plan, agreement, arrangement or understanding that has as a primary purpose or effect the avoidance of this Section 7(e), shall be null and void without any further action, and any holder of such Rights thereafter shall have no rights or preferences whatsoever with respect to such Rights, whether under any provision of this Agreement, the Rights Certificates or otherwise (including, without limitation, rights and preferences pursuant to Section 7, 11, 13, 23 and 24 hereof). The Company shall use commercially reasonable efforts to ensure compliance with the provisions of this Section 7(e) and Section 4(b) hereof, but neither the Company nor the Rights Agent have any liability to any holder of Rights or any other Person as a result of the Company’s failure to make any determination with respect to an Acquiring Person or its Related Persons or transferees hereunder.

(f) Notwithstanding anything in this Agreement or any Rights Certificate to the contrary, neither the Rights Agent nor the Company shall be obligated to take any action with respect to a registered holder upon the occurrence of any purported transfer or exercise as set forth in this Section 7 by such registered holder unless such registered holder has (i) properly completed and duly executed the certificate following the form of election to purchase set forth on the reverse side of the Rights Certificate surrendered for such exercise, and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) of the Rights represented by such Rights Certificate or Related Persons thereof as the Company or the Rights Agent reasonably requests.

SECTION 8. Cancellation and Destruction of Rights Certificates.

All Rights Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or to any of its agents, be delivered to the Rights Agent for cancellation or in cancelled form, or, if surrendered to the Rights Agent, shall be cancelled by it, and no Rights Certificates shall be issued in lieu thereof except as expressly permitted by this Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any Rights Certificates acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all cancelled Rights Certificates to the Company, or shall, at the written request of the Company, destroy or cause to be destroyed such cancelled Rights Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

SECTION 9. Reservation and Availability of Capital Stock.

(a) The Company shall cause to be reserved and kept available out of its authorized and unissued shares of Preferred Stock (and following the occurrence of a Triggering Event, out of its authorized and unissued shares of Common Stock and/or other securities or out of its authorized and issued shares held in its treasury), a number of shares of Preferred Stock (and, following the occurrence of a Triggering Event, shares of Common Stock and/or other securities) that, as provided in this Agreement, including Section 11(a)(iii) hereof, shall be sufficient to permit the exercise in full of all outstanding Rights. Upon the occurrence of any events resulting in an increase in the aggregate number of shares of Preferred Stock (or Common Stock and/or other equity securities of the Company) issuable upon exercise of all outstanding Rights above the number then reserved, the Company shall make appropriate increases in the number of shares so reserved.

(b) As long as the shares of Preferred Stock (and following the occurrence of a Triggering Event, Common Stock and/or other securities) issuable upon the exercise of the Rights may be listed or admitted to trading on any national securities exchange, the Company shall use its commercially reasonable efforts to cause, from and after such time as the Rights become exercisable, all shares reserved for such issuance to be listed or admitted to trading on such exchange upon official notice of issuance upon such exercise.

(c) If the Company is required to file a registration statement pursuant to the Securities Act with respect to the securities purchasable upon exercise of the Rights, the Company shall use its commercially reasonable efforts to (i) file, as soon as practicable following the earliest date after the first occurrence of a Flip-In Event on which the consideration to be delivered by the Company upon exercise of the Rights has been determined in accordance with this Agreement, or as soon as is required by applicable law following the Distribution Date, as the case may be, such registration statement; (ii) cause such registration statement to become effective as soon as practicable after such filing; and (iii) cause such registration statement to remain effective (and to include a prospectus at all times complying with the requirements of the Securities Act) until the earlier of (A) the date as of which the Rights are no longer exercisable for the securities covered by such registration statement, and (B) the Expiration Date. The Company shall also take such action as may be appropriate under, or to ensure compliance with, the securities or “blue sky” laws of the various states in connection with the exercisability of the Rights. The Company may temporarily suspend (with prompt written notice thereof to the Rights Agent), for a period of time not to exceed 90 days after the date set forth in clause (i) of the first sentence of this Section 9(c), the exercisability of the Rights in order to prepare and file such registration statement and permit it to become effective. Upon any such suspension, the Company shall issue a public announcement (with prompt written notice thereof to the Rights Agent; and until such written notice is received by the Rights Agent, the Rights Agent may presume conclusively that no such suspension has occurred) stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension has been rescinded (with prompt written notice to the Rights Agent; and until such written notice is received by the Rights Agent, the Rights Agent may presume conclusively that such suspension has not been rescinded). In addition, if the Company shall determine that a registration statement is required following the Distribution Date, the Company may temporarily suspend the exercisability of the Rights until such time as a registration statement has been declared effective. Notwithstanding any provision of this Agreement to the contrary, the Rights shall not be exercisable in any jurisdiction if the requisite qualification in such jurisdiction shall not have been obtained, the exercise thereof shall not be permitted under applicable law, or an effective registration statement is required and shall not have been declared effective or has been suspended.

(d) The Company shall take such action as may be necessary to ensure that each one one-thousandth of a share of Preferred Stock (and, following the occurrence of a Triggering Event, Common Stock and/or other securities that may be delivered upon exercise of Rights) shall be, at the time of delivery of the certificates or depositary receipts for such securities (subject to payment of the Exercise Price), duly and validly authorized and issued, fully paid and non-assessable.

(e) The Company shall pay when due and payable any and all documentary, stamp or transfer tax, or other tax or charge, that is payable in respect of the issuance and delivery of the Rights Certificates or the issuance and delivery of any certificates or depository receipts or entries in the Book Entry account system of the transfer agent for the Preferred Stock for a number of one one-thousandth of a share of Preferred Stock (or Common Stock and/or other equity securities of the Company that may be delivered upon exercise of the Rights) upon the exercise of Rights; provided, however, the Company shall not be required to pay any such tax or charge that may be payable in connection with the issuance or delivery of any of any certificates or depositary receipts or entries in the Book Entry account system of the transfer agent for the Preferred Stock for a number of one one-thousandth of a share of Preferred Stock (or Common Stock and/or other equity securities of the Company as the case may be) to any Person other than the registered holder of the Rights Certificates evidencing the Rights surrendered for exercise. The Company shall not be required to issue or deliver any certificates or depositary receipts or entries in the Book Entry account system of the transfer agent for the Preferred Stock (or Common Stock and/or other equity securities of the Company as the case may be) to, or in a name other than that of, the registered holder upon the exercise of any Rights until any such tax or charge has been paid (any such tax or charge being payable by the holder of such Rights Certificate at the time of surrender) or until it has been established to the Company’s or Rights Agent’s satisfaction that no such tax or charge is due.

SECTION 10. Preferred Stock Record Date.

Each Person in whose name any certificate or entry in the Book Entry account system of the transfer agent for the Preferred Stock for a number of one one-thousandth of a share of Preferred Stock (or Common Stock and/or other securities, as the case may be) is issued upon the exercise of Rights shall be for all purposes the holder of record of such fractional shares of Preferred Stock (or Common Stock and/or other securities, as the case may be) represented thereby on, and such certificate or entry shall be dated the date upon which the Rights Certificate evidencing such Rights was duly surrendered and payment of the Exercise Price (and any applicable transfer taxes and charges) was made; provided, however, that if the date of such surrender and payment is a date upon which the applicable transfer books of the Company are closed, such Person shall be deemed to have become the record holder of such securities (fractional or otherwise) on, and such certificate or entry shall be dated, the next succeeding Business Day on which the applicable transfer books of the Company are open; provided, further, that if delivery of a number of one one-thousandth of a share of Preferred Stock is delayed pursuant to Section 9(c) hereof, such Persons shall be deemed to have become the record holders of such number of one one-thousandth of a share of Preferred Stock only when such Preferred Stock first become deliverable. Prior to the exercise of the Rights evidenced thereby, the holder of a Rights Certificate shall not be entitled to any rights of a shareholder of the Company with respect to the securities for which the Rights are exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

SECTION 11. Adjustment of Exercise Price, Number and Kind of Shares or Number of Rights.

The Exercise Price, the number and kind of securities covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

(a) (i) In the event the Company at any time after the date hereof(A) declares a dividend on the Preferred Stock payable in shares of Preferred Stock; (B) subdivides the outstanding Preferred Stock; (C) combines the outstanding Preferred Stock into a smaller number of shares; or (D) issues any shares of its capital stock in a reclassification of Preferred Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 11(a), then the Exercise Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number and kind of shares (or fractions thereof) of Preferred Stock or capital stock, as the case may be, issuable on such date upon exercise of the Rights, shall be proportionately adjusted so that the holder of any Right exercised after such time becomes entitled to receive, upon payment of the Exercise Price then in effect, the aggregate number and kind of shares (or fractions thereof) of Preferred Stock or capital stock, as the case may be, which, if such Right had been exercised immediately prior to such date, such holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification. If an event occurs that would require an adjustment under both this Section 11(a)(i) and Section 11(a)(ii) hereof, the adjustment provided for in this Section 11(a)(i) shall be in addition to, and shall be made prior to, any adjustment required pursuant to Section 11(a)(ii) hereof.

(ii) Subject to Section 23 and Section 24 hereof, in the event that any Person (other than any Exempt Person), alone or together with its Related Persons, becomes an Acquiring Person (the first occurrence of such event, the “Flip-In Event”), unless the event causing such Person to become an Acquiring Person is a transaction set forth in Section 13(a) hereof, then proper provision shall be made so that promptly following the Redemption Period, each holder of a Right (except as provided below and in Section 7(e) hereof) thereafter has the right to receive, upon exercise thereof and payment of an amount equal to the then current Exercise Price in accordance with the terms of this Agreement, in lieu of a number of one one-thousandth of a share of Preferred Stock, a number of shares of Common Stock of the Company equal to the result obtained by (A) multiplying the then current Exercise Price by the then number of one one-thousandth of a share of Preferred Stock for which a Right was or would have been exercisable immediately prior to the first occurrence of a Flip-In Event, whether or not such Right was then exercisable; and (B) dividing that product (which, following such first occurrence, shall be referred to as the “Exercise Price” for each Right and for all purposes of this Agreement except to the extent set forth in Section 13 hereof) by 50% of the Current Market Price of Common Stock on the date of such first occurrence (such number of shares, the “Adjustment Shares”). The Company shall provide the Rights Agent with written notice of the identity of any such Acquiring Person, Related Person or the nominee or transferee of any of the foregoing, and the Rights Agent may rely on such notice in carrying out its duties under this Agreement and shall be deemed not to have any knowledge of the identity of any such Acquiring Person, Related Person or the nominee or transferee of any of the foregoing, unless and until it has received such notice.

(iii) In the event that the number of shares of Common Stock authorized by the Articles of Incorporation, but not outstanding, or reserved for issuance for purposes other than upon exercise of the Rights, is not sufficient to permit the exercise in full of the Rights in accordance with the foregoing clause (ii), the Board shall, to the extent permitted by applicable law and by any agreements or instruments then in effect to which the Company is a party, (A) determine the excess of (1) the value of the Adjustment Shares issuable upon the exercise of a Right (the “Current Value”) over (2) the Exercise Price (such excess being the “Spread”), and (B) with respect to each Right (subject to Section 7(e) hereof), make adequate provision to substitute for some or all of the Adjustment Shares, upon exercise of a Right and payment of the applicable Exercise Price, (1) cash; (2) a reduction in the Exercise Price; (3) shares or fractions of a share of Preferred Stock or other equity securities of the Company (including, without limitation, shares, or units of shares, of Preferred Stock which the Board has determined to have the same value as shares of Common Stock) (such shares of equity securities being herein called “Common Stock Equivalents”); (4) debt securities of the Company; (5) other assets; or (6) any combination of the foregoing, in each case having an aggregate value equal to the Current Value, as determined by the Board based upon the advice of a financial advisor selected by the Board; provided, however, if the Company has not made adequate provision to deliver value pursuant to clause (B) above within 30 days following the later of (x) the first occurrence of a Flip-In Event; and (y) the date on which the Redemption Period expires (the later of (x) and (y) being referred to herein as the “Flip-In Trigger Date”), then the Company shall deliver, upon the surrender for exercise of a Right and without requiring payment of the Exercise Price, shares of Common Stock (to the extent available), and then, if necessary such number or fractions of shares of Preferred Stock (to the extent available) and then, if necessary, cash, which shares and/or cash have an aggregate value equal to the Spread.

If, upon the occurrence of a Flip-In Event, the Board determines in good faith that it is likely that sufficient additional shares of Common Stock could be authorized for issuance upon exercise in full of the Rights, then if the Board so elects, the 30-day period set forth above may be extended to the extent necessary, but not more than 90 days after the Flip-In Trigger Date, in order that the Company may seek shareholder approval for the authorization of such additional shares (such period, as it may be extended, the “Substitution Period”). To the extent that action is to be taken pursuant to the preceding provisions of this Section 11(a)(iii), the Company (aa) shall provide, subject to Section 7(e) hereof, that such action shall apply uniformly to all outstanding Rights; and (bb) may suspend the exercisability of the Rights until the expiration of the Substitution Period in order to seek an authorization of additional shares and/or to decide the appropriate form of distribution to be made pursuant to the second sentence of this Section 11(a)(iii) and to determine the value thereof. In the event of any such suspension, the Company shall issue a public announcement (with prompt written notice thereof to the Rights Agent) stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement (with prompt written notice thereof to the Rights Agent) at such time as the suspension is no longer in effect. For purposes of this Section 11(a)(iii), the value of the Common Stock shall be the Current Market Price of the Common Stock on the Flip-In Trigger Date and the value of any Common Stock Equivalents shall have the same value as the Common Stock on such date. The Board may establish procedures to allocate the right to receive shares of Common Stock upon the exercise of the Rights among holders of Rights pursuant to this Section 11(a)(iii).

(b) In case the Company fixes a record date for the issuance of rights, options or warrants to all holders of Preferred Stock entitling them (for a period expiring within 45 days after such record date) to subscribe for or purchase Preferred Stock (or shares having the same rights, privileges and preferences as the shares of Preferred Stock (“Equivalent Preferred Stock”)) or securities convertible into Preferred Stock or Equivalent Preferred Stock at a price per share of Preferred Stock or per share of Equivalent Preferred Stock (or having a conversion price per share, if a security convertible into Preferred Stock or Equivalent Preferred Stock) less than the Current Market Price of the Preferred Stock on such record date, the Exercise Price to be in effect after such record date shall be determined by multiplying the Exercise Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of shares of Preferred Stock or Equivalent Preferred Stock outstanding on such record date, plus the number of shares of Preferred Stock or Equivalent Preferred Stock which the aggregate offering price of the total number of shares of Preferred Stock and/or Equivalent Preferred Stock so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such Current Market Price, and the denominator of which shall be the number of shares of Preferred Stock or Equivalent Preferred Stock outstanding on such record date, plus the number of additional shares of Preferred Stock and/or Equivalent Preferred Stock to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible). In case such subscription price may be paid by delivery of consideration all or part of which may be in a form other than cash, the value of such consideration shall be determined by the Board, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and the holders of the Rights. Shares of Preferred Stock or Equivalent Preferred Stock owned by or held for the account of the Company or any Subsidiary will not be deemed outstanding for the purpose of such computation. Such adjustment shall be made successively whenever such a record date is fixed, and in the event that such rights, options or warrants are not so issued, the Exercise Price shall be adjusted to be the Exercise Price that would then be in effect if such record date had not been fixed.

(c) In case the Company fixes a record date for a distribution to all holders of shares of Preferred Stock (including, without limitation, any such distribution made in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), evidences of indebtedness, cash (other than a regular quarterly cash dividend out of the earnings or retained earnings of the Company), assets (other than a dividend payable in shares of Preferred Stock, but including any dividend payable in stock other than Preferred Stock), or subscription rights, options or warrants (excluding those referred to in Section 11(b) hereof), then, in each case, the Exercise Price to be in effect after such record date shall be determined by multiplying the Exercise Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the Current Market Price of the Preferred Stock on such record date minus the fair market value (as determined in good faith by the Board, whose determination shall be described in a statement filed with the Rights Agent and shall be binding and conclusive for all purposes on the Rights Agent and the holders of the Rights) of the portion of the cash, assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants distributable in respect of a share of Preferred Stock, and the denominator of which shall be the Current Market Price of the Preferred Stock on such record date. Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Exercise Price shall be adjusted to be the Exercise Price that would have been in effect if such record date had not been fixed.

(d) Notwithstanding anything herein to the contrary, no adjustment in the Exercise Price is required unless such adjustment would require an increase or decrease of at least 1% in the Exercise Price; provided, however, that any adjustments that by reason of this Section 11(d) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest one-thousandth of a share of Common Stock or other share or one-millionth of a share of Preferred Stock, as the case may be. Notwithstanding the first sentence of this Section 11(b), no adjustment required by this Section 11 may be made after the earlier of (i) three years from the date of the transaction that requires such adjustment and (ii) the Expiration Date.

(e) If, as a result of an adjustment made pursuant to Sections 11(a)(ii) or Section 13(a) hereof, the holder of any Right thereafter exercised becomes entitled to receive any shares of capital stock other than Preferred Stock, the number of such other shares shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Preferred Stock contained in Sections 11(a), (b), (c), (d), (f), (g), (h), (i), (j) and (k) hereof, and the provisions of Sections 7, 9, 10, 13 and 14 hereof with respect to the Preferred Stock shall apply on like terms to any such other shares.

(f) All Rights originally issued by the Company subsequent to any adjustment made to the Exercise Price hereunder will evidence the right to purchase, at the adjusted Exercise Price, the number of one one-thousandth of a share of Preferred Stock (or other securities or amount of cash or combination thereof) that may be acquired from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

(g) Unless the Company has exercised its election pursuant to Section 11(h), upon each adjustment of the Exercise Price as a result of the calculations made in Sections 11(b) and (c) hereof, each Right outstanding immediately prior to the making of such adjustment will thereafter evidence the right to purchase, at the adjusted Exercise Price, a number of one one-thousandth of a share of Preferred Stock (calculated to the nearest one-millionth of a share) obtained by (i) multiplying (A) the number of one one-thousandth of a share covered by a Right immediately prior to this adjustment by (B) the Exercise Price in effect immediately prior to such adjustment of the Exercise Price; and (ii) dividing the product so obtained by the Exercise Price in effect immediately after such adjustment of the Exercise Price.

(h) The Company may elect, on or after the date of any adjustment of the Exercise Price, to adjust the number of Rights, in lieu of any adjustment in the number of one one-thousandth of a share of Preferred Stock that may be acquired upon the exercise of a Right. Each of the Rights outstanding after the adjustment in the number of Rights shall be exercisable for the number of one one-thousandth of a share of Preferred Stock for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become a number of Rights (calculated to the nearest one one-thousandth of a Right) obtained by dividing the Exercise Price in effect immediately prior to adjustment of the Exercise Price by the Exercise Price in effect immediately after adjustment of the Exercise Price. The Company shall make a public announcement (with prompt written notice thereof to the Rights Agent) of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. Such record date may be the date on which the Exercise Price is adjusted or any day thereafter, but, if the Rights Certificates have been issued, shall be at least 10 days later than the date of such public announcement. If Rights Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(h), the Company shall, as promptly as practicable, at the option of the Company, either (A) cause to be distributed to holders of record of Rights Certificates on such record date Rights Certificates evidencing, subject to Section 14 hereof, the additional Rights to which such holders are entitled as a result of such adjustment, or (B) cause to be distributed to such holders of record in substitution and replacement for the Rights Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Rights Certificates evidencing all the Rights to which such holders become entitled after such adjustment. Rights Certificates so to be distributed shall be issued, executed and delivered by the Company, and countersigned and delivered by the Rights Agent, in the manner provided for herein (and may bear, at the option of the Company, the adjusted Exercise Price) and shall be registered in the names of the holders of record of Rights Certificates on the record date specified in the public announcement.

(i) Irrespective of any adjustment or change in the Exercise Price or the number of one one-thousandth of a share of Preferred Stock issuable upon the exercise of the Rights, the Rights Certificates theretofore and thereafter issued may continue to express the Exercise Price per one one-thousandth of a share and the number of one one-thousandth of a share which were expressed in the initial Rights Certificates issued hereunder.

(j) In any case in which this Section 11 requires that an adjustment in the Exercise Price be made effective as of a record date for a specified event, the Company may elect to defer (with prompt written notice thereof to the Rights Agent; and until such written notice is received by the Rights Agent, the Rights Agent may presume conclusively that no such election has occurred) until the occurrence of such event the issuance to the holder of any Right exercised after such record date of that number of one one-thousandth of a share of Preferred Stock and shares of other capital stock or securities of the Company, if any, issuable upon such exercise over and above the number of one one-thousandth of a share of Preferred Stock and shares of other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Exercise Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder’s right to receive such additional shares (fractional or otherwise) or securities upon the occurrence of the event requiring such adjustment.

(k) Notwithstanding anything in this Section 11 to the contrary, prior to the Distribution Date, the Company is entitled to make such reductions in the Exercise Price, in addition to those adjustments expressly required by this Section 11, to the extent that the Board determines that any (i) consolidation or subdivision of the Preferred Stock; (ii) issuance wholly for cash of any shares of Preferred Stock at less than the Current Market Price; (iii) issuance wholly for cash of shares of Preferred Stock or securities that by their terms are convertible into or exchangeable for shares of Preferred Stock; (iv) stock dividends; or (v) issuance of rights, options or warrants referred to in this Section 11, hereafter made by the Company to holders of its Preferred Stock is taxable to such holders or reduces the taxes payable by such holders.

(l) The Company may not, at any time after the Distribution Date, (i) consolidate with any other Person (other than a direct or indirect, wholly owned Subsidiary of the Company in a transaction that complies with Section 11(m) hereof); (ii) merge with or into any other Person (other than a direct or indirect, wholly owned Subsidiary of the Company in a transaction that complies with Section 11(m) hereof); or (iii) sell or transfer (or permit any Subsidiary to sell or transfer), in one transaction, or a series of transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons (other than the Company and/or any of its direct or indirect, wholly owned Subsidiaries in one or more transactions, each of which complies with Section 11(m) hereof), if (A) at the time of or immediately after such consolidation, merger or sale there are any rights, warrants or other instruments or securities outstanding or agreements in effect that would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights; or (B) prior to, simultaneously with or immediately after such consolidation, merger or sale, the shareholders or other Persons holding an equity interest in such Person that constitutes, or would constitute, the “Principal Party” for purposes of Section 13(a) hereof shall have received a distribution of, or otherwise have transferred to them, the Rights previously owned by such Person or any of its Related Persons; provided, however, this Section 11(l) shall not affect the ability of any Subsidiary of the Company to consolidate with, merge with or into, or sell or transfer assets or earning power to, any other Subsidiary of the Company.

(m) After the earlier of the Distribution Date and the Stock Acquisition Date and as long as any Rights are outstanding (other than Rights that have become null and void pursuant to Section 7(e) hereof), the Company may not, except as permitted by Section 23, Section 24, and Section 27 hereof, take (or permit any Subsidiary of the Company to take) any action if at the time such action is taken it is reasonably foreseeable that such action will diminish substantially or otherwise eliminate the benefits intended to be afforded by the Rights.

(n) Notwithstanding anything in this Agreement to the contrary, in the event that the Company, at any time after the date hereof and prior to the Distribution Date, (i) declares a dividend on the outstanding shares of Common Stock payable in shares of Common Stock; (ii) subdivides any outstanding shares of Common Stock; (iii) combines any of the outstanding shares of Common Stock into a smaller number of shares; or (iv) issues any shares of its capital stock in a reclassification of the Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), then the number of Rights associated with each share of Common Stock then outstanding or issued or delivered thereafter but prior to the Distribution Date shall be proportionately adjusted so that the number of Rights thereafter associated with each share of Common Stock following any such event equals the result obtained by multiplying the number of Rights associated with each share of Common Stock immediately prior to such event by a fraction the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to the occurrence of the event and the denominator of which shall be the total number of shares of Common Stock outstanding immediately following the occurrence of such event. The adjustments provided for in this Section 11(n) shall be made successively whenever such a dividend is declared or paid or such a subdivision, combination, or reclassification is affected. If an event occurs that would require an adjustment under Section 11(a)(ii) hereof and this Section 11(n), the adjustments provided for in this Section 11(n) shall be in addition and prior to any adjustment required pursuant to Section 11(a)(ii) hereof.

SECTION 12. Certificate of Adjusted Exercise Price or Number of Shares.

Whenever an adjustment is made or any event affecting the Rights or their exercisability (including, without limitation, an event that causes Rights to become null and void) occurs as provided in Section 11 or Section 13 hereof, the Company shall (a) promptly prepare a certificate setting forth such adjustment or describing such event, and a brief reasonably detailed statement of the facts, computations and methodology accounting for such adjustment; (b) promptly file with the Rights Agent, and with each transfer agent for the Preferred Stock and the Common Stock, a copy of such certificate; and (c) mail a brief summary thereof to each holder of a Rights Certificate (or, if prior to the Distribution Date, each registered holder of shares of Common Stock) in accordance with Section 26 hereof. Notwithstanding the foregoing sentence, the failure of the Company to make such certification or give such notice shall not affect the validity of or the force or effect of the requirement for such adjustment. Any adjustment to be made pursuant to Section 11 or Section 13 hereof shall be effective as of the date of the event giving rise to such adjustment. The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment or statement therein contained and shall have no duty or liability with respect thereto, and shall not be deemed to have knowledge of any such adjustment or any such event unless and until it shall have received such certificate.

SECTION 13. Consolidation, Merger or Sale or Transfer of Assets or Earning Power.

(a) Subject to Section 23 hereof, at any time after a Person has become an Acquiring Person, in the event that, directly or indirectly,

(x) the Company consolidates with, or merges with and into, any other Person (other than a direct or indirect, wholly owned Subsidiary of the Company in a transaction that complies with Section 11(m) hereof), and the Company is not the continuing or surviving entity of such consolidation or merger;

(y) any Person (other than a direct or indirect, wholly owned Subsidiary of the Company in a transaction that complies with Section 11(m) hereof) consolidates with, or merges with or into, the Company, and the Company is the continuing or surviving entity of such consolidation or merger and, in connection with such consolidation or merger, all or part of the outstanding shares of Common Stock is converted into or exchanged for stock or other securities of any other Person (or the Company) or cash or any other property; or

(z) the Company sells or otherwise transfers (or one or more of its Subsidiaries sells or otherwise transfers) to any Person or Persons (other than the Company or any of its direct or indirect, wholly owned Subsidiaries in one or more transactions, each of which complies with Section 11(m) hereof), in one or more transactions, assets or earning power aggregating 50% or more of the assets or earning power of the Company and its Subsidiaries, taken as a whole;

(any such event described in (x), (y), or (z), a “Flip-Over Event”), then, in each such case, proper provision shall be made so that:

(i) each holder of a Right, except as provided in Section 7(e) hereof, upon the expiration of the Redemption Period, will have the right to receive, upon the exercise of the Right at the then current Exercise Price in accordance with the terms of this Agreement, and in lieu of a number of one one-thousandth shares of Preferred Stock, a number of validly authorized and issued, fully paid, non-assessable and freely tradable shares of Common Stock of the Principal Party, free of any liens, encumbrances, rights of first refusal, transfer restrictions or other adverse claims, equal to the result obtained by:

(A) multiplying such then current Exercise Price by the number of one one-thousandth of a share of Preferred Stock for which such Right is exercisable immediately prior to the first occurrence of a Flip-Over Event (or, if a Flip-In Event has occurred prior to the first occurrence of a Flip-Over Event, multiplying the number of one one-thousandth of a share of Preferred Stock for which a Right would be exercisable hereunder but for the first occurrence of such Flip-In Event by the Exercise Price that would be in effect hereunder but for such first occurrence), and

(B) dividing that product (which, following the first occurrence of a Flip-Over Event, shall be the “Exercise Price” for each Right and for all purposes of this Agreement) by 50% of the then Current Market Price of the shares of Common Stock of such Principal Party on the date of consummation of such Flip-Over Event (or the fair market value on such date of other securities or property of the Principal Party, as provided for herein);

(ii) such Principal Party shall be liable for, and shall assume, by virtue of such Flip-Over Event, all the obligations and duties of the Company pursuant to this Agreement;

(iii) the term “Company” will thereafter be deemed to refer to such Principal Party, it being specifically intended that the provisions of Section 11 hereof shall apply only to such Principal Party following the first occurrence of a Flip-Over Event;

(iv) such Principal Party will take such steps (including, without limitation, the reservation of a sufficient number of shares of its Common Stock) in connection with the consummation of any such transaction as may be necessary to ensure that the provisions hereof shall be applicable, as nearly as reasonably may be possible, to its shares of Common Stock thereafter deliverable upon the exercise of the Rights; and

(v) the provisions of Section 11(a)(ii) hereof shall be of no further effect following the first occurrence of any Flip-Over Event, and the Rights that have not theretofore been exercised shall thereafter become exercisable in the manner described in this Section 13.

(b) “Principal Party” shall mean

(i) in the case of any transaction described in clause (x) or (y) of the first sentence of Section 13(a) hereof, (A) the Person (including the Company as successor thereto or as the surviving entity) that is the issuer of any securities or other equity interests into which shares of Common Stock of the Company are converted in such merger or consolidation, or, if there is more than one such issuer, the issuer of Common Stock that has the highest aggregate Current Market Price; and (B) if no securities or other equity interests are so issued, (1) the Person that is the other constituent party to such merger, if such Person survives the merger, or, if there is more than one such Person, the Person, the Common Stock of which has the highest aggregate Current Market Price or (2) if the Person that is the other party to the merger does not survive the merger, the Person that does survive the merger (including the Company if it survives) or (3) the Person resulting from the consolidation; and

(ii) in the case of any transaction described in clause (z) of the first sentence of Section 13(a) hereof, the Person that is the party receiving the largest portion of the assets or earning power transferred pursuant to such transaction or transactions, or, if each Person that is a party to such transaction or transactions receives the same portion of the assets or earning power transferred pursuant to such transaction or transactions or if the Person receiving the largest portion of the assets or earning power cannot be determined, whichever Person that has received assets or earning power pursuant to such transaction or transactions, the Common Stock of which has the highest aggregate Current Market Price; provided, however, that in any such case: (1) if the Common Stock of such Person is not at such time and has not been continuously over the preceding 12 month period registered under Section 12 of the Exchange Act, and such Person is a direct or indirect Subsidiary of another Person the Common Stock of which is and has been so registered, “Principal Party” will refer to such other Person; (2) if the Common Stock of such Person is not and has not been so registered and such Person is a Subsidiary, directly or indirectly, of more than one Person, the Common Stock of two or more of which are and have been so registered, “Principal Party” will refer to whichever of such Persons is the issuer of the Common Stock having the highest aggregate market value; and (3) if the Common Stock of such Person is not and has not been so registered and such

Person is owned, directly or indirectly, by a joint venture formed by two or more Persons that are not owned, directly or indirectly, by the same Person, the rules set forth in (1) and (2) above will apply to each of the chains of ownership having an interest in such joint venture as if such party were a Subsidiary of both or all of such joint venturers, and the Principal Parties in each such chain shall bear the obligations set forth in this Section 13 in the same ratio as their direct or indirect interests in such Person bear to the total of such interests.

(c) The Company may not consummate any Flip-Over Event unless the Principal Party has a sufficient number of authorized shares of its Common Stock that have not been issued (or reserved for issuance) or that are held in its treasury to permit the exercise in full of the Rights in accordance with this Section 13 and unless prior thereto the Company and such Principal Party have executed and delivered to the Rights Agent a supplemental agreement providing for the terms set forth in paragraphs (a) and (b) of this Section 13 and further providing that, as soon as practicable after the date of any such Flip-Over Event, the Principal Party, at its own expense, shall:

(i) if the Principal Party is required to file a registration statement pursuant to the Securities Act with respect to the Rights and the securities purchasable upon exercise of the Rights, (A) prepare and file such registration statement; (B) use its best efforts to cause such registration statement to become effective as soon as practicable after such filing and remain effective (and to include a prospectus at all times complying with the requirements of the Securities Act) until the Expiration Date; and (C) take such action as may be required to ensure that any acquisition of such securities that may be acquired upon exercise of the Rights complies with any applicable state security or “blue sky” laws as soon as practicable following the execution of such agreement;

(ii) deliver to holders of the Rights historical financial statements for the Principal Party and each of its Affiliates that comply in all respects with the requirements for registration on Form 10 (or any successor form) under the Exchange Act;

(iii) use its best efforts to obtain any and all necessary regulatory approvals as may be required with respect to the securities that may be acquired upon exercise of the Rights;

(iv) use its best efforts, if such Common Stock of the Principal Party is listed or admitted to trading on NASDAQ, the NYSE or on another national securities exchange, to list or admit to trading (or continue the listing of) the Rights and the securities that may be acquired upon exercise of the Rights on NASDAQ, the NYSE or on such securities exchange, or if the securities of the Principal Party that may be acquired upon exercise of the Rights are not listed or admitted to trading on NASDAQ, the NYSE or on another national securities exchange, to cause the Rights and the securities that may be acquired upon exercise of the Rights to be authorized for quotation on any other system then in use; and

(v) obtain waivers of any rights of first refusal or preemptive rights in respect of the Common Stock of the Principal Party subject to purchase upon exercise of outstanding Rights.

(d) In case the Principal Party that is to be a party to a transaction referred to in this Section 13 has at the time of such transaction, or immediately following such transaction has a provision in any of its authorized securities or in its certificate or articles of incorporation or by-laws or other instrument governing its affairs, or any other agreements or arrangements, which provision would have the effect of (i) causing such Principal Party to issue, in connection with, or as a consequence of, the consummation of a transaction referred to in this Section 13, shares of Common Stock of such Principal Party at less than the then Current Market Price or securities exercisable for, or convertible into, Common Stock of such Principal Party at less than such then Current Market Price (other than to holders of Rights pursuant to this Section 13); (ii) providing for any special payment, tax or similar provisions in connection with the issuance of the

Common Stock of such Principal Party pursuant to the provisions of this Section 13; or (iii) otherwise eliminating or substantially diminishing the benefits intended to be afforded by the Rights in connection with, or as a consequence of, the consummation of a transaction referred to in this Section 13, then, in each such case, the Company may not consummate any such transaction unless prior thereto the Company and such Principal Party have executed and delivered to the Rights Agent a supplemental agreement providing that the provision in question of such Principal Party has been cancelled, waived or amended, or that the authorized securities have been redeemed, so that the applicable provision will have no effect in connection with, or as a consequence of, the consummation of such transaction.

(e) The provisions of this Section 13 shall apply similarly to successive mergers or consolidations or sales or other transfers. In the event that a Flip-Over Event occurs after the occurrence of a Flip-In Event, the Rights that have not theretofore been exercised shall thereafter become exercisable in the manner described in Section 13(a) hereof.

(f) Notwithstanding anything contained herein to the contrary, in the event of any merger or other acquisition transaction involving the Company pursuant to a merger or other acquisition agreement between the Company and any Person (or one or more of such Person’s Affiliates or Associates) which agreement has been approved by the Board prior to any Person becoming an Acquiring Person, this Agreement and the rights of holders of Rights hereunder shall be terminated in accordance with Section 7(a).

SECTION 14. Fractional Rights; Fractional Shares; Waiver.

(a) The Company is not required to issue fractions of Rights except prior to the Distribution Date as provided in Section 11(n) hereof, or to distribute Rights Certificates that evidence fractional Rights. In lieu of such fractional Rights, the Company shall pay to the Persons to which such fractional Rights would otherwise be issuable an amount in cash equal to such fraction of the market value of a whole Right. For purposes of this Section 14(a), the market value of a whole Right is the Closing Price of the Rights for the Trading Day immediately prior to the date that such fractional Rights would have been otherwise issuable.

(b) The Company is not required to issue fractions of shares of Preferred Stock (other than fractions which are integral multiples of one one-thousandth of a share of Preferred Stock) upon exercise of the Rights or to distribute certificates which evidence fractional shares of Preferred Stock (other than fractions which are integral multiples of one one-thousandth of a share of Preferred Stock). In lieu of fractional shares of Preferred Stock that are not integral multiples of one one-thousandth of a share of Preferred Stock, the Company may pay to the registered holders of Rights Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one one-thousandth of a share of Preferred Stock. For purposes of this Section 14(b), the current market value of one one-thousandth of a share of Preferred Stock is one one-thousandth of the Closing Price of a share of Preferred Stock for the Trading Day immediately prior to the date of such exercise.

(c) Following the occurrence of one of the events specified in Section 11 hereof giving rise to the right to receive Common Stock, Common Stock Equivalents or other securities upon the exercise of a Right, the Company will not be required to issue fractions of shares of Common Stock, Common Stock Equivalents or other securities upon exercise of the Rights or to distribute certificates which evidence fractional shares of Common Stock, Common Stock Equivalents or other securities. In lieu of fractional shares of Common Stock, Common Stock Equivalents or other securities, the Company may pay to the registered holders of Rights Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one share of Common Stock, Common Stock Equivalents or other securities. For purposes of this Section 14(c), the current market value of one share of Common Stock is the Closing Price of one share of Common Stock for the Trading Day immediately prior to the date of such exercise.

(d) The holder of a Right, by the acceptance of the Right, expressly waives such holder’s right to receive any fractional Rights or any fractional shares upon exercise of a Right, except as permitted by this Section 14.

(e) Whenever a payment for fractional Rights or fractional shares is to be made by the Rights Agent under this Agreement, the Company shall (i) promptly prepare and deliver to the Rights Agent a certificate setting forth in reasonable detail the facts related to such payments and the prices and formulas utilized in calculating such payments; and (ii) provide sufficient monies to the Rights Agent in the form of fully collected funds to make such payments. The Rights Agent may rely upon such a certificate and has no duty with respect to, and will not be deemed to have knowledge of, any payment for fractional Rights or fractional shares under any Section of this Agreement relating to the payment of fractional Rights or fractional shares unless and until the Rights Agent has received such a certificate and sufficient monies.

SECTION 15. Rights of Action.

All rights of action in respect of this Agreement, other than the rights of action vested in the Rights Agent hereunder, are vested in the respective registered holders of the Rights Certificates (and, prior to the Distribution Date, the registered holders of shares of the Common Stock); and any registered holder of a Rights Certificate (or, prior to the Distribution Date, any registered holder of shares of the Common Stock), without the consent of the Rights Agent or of the holder of any other Rights Certificate (or, prior to the Distribution Date, any registered holder of shares of the Common Stock), may, in such holder’s own behalf and for such holder’s own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company or any other Person to enforce, or otherwise act in respect of, such holder’s right to exercise the Rights evidenced by such Rights Certificate in the manner provided in such Rights Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement by the Company and shall be entitled to specific performance of the obligations hereunder, and injunctive relief against actual or threatened violations by the Company of the obligations hereunder of any Person (including, without limitation, the Company) subject to this Agreement.

SECTION 16. Agreement of Rights Holders.

Every holder of a Right, by accepting such Right, consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

(a) prior to the Distribution Date, the Rights shall be evidenced by the balances indicated in the Book Entry account system of the transfer agent for the Common Stock registered in the names of the holders of Common Stock (which Common Stock shall also be deemed to represent certificates for Rights) or, in the case of certificated shares, the certificates for the Common Stock registered in the names of the holders of the Common Stock (which certificates for shares of Common Stock shall also constitute certificates for Rights) and each Right is transferable only in connection with the transfer of the Common Stock;

(b) after the Distribution Date, the Rights Certificates shall be transferable only on the registry books of the Rights Agent if surrendered at the office or offices of the Rights Agent designated for such purposes, duly endorsed or accompanied by a proper instrument of transfer and with the appropriate forms and certificates properly completed and duly executed, as determined in the sole discretion of the Rights Agent;

(c) subject to Section 6(a) and Section 7(e) hereof, the Company and the Rights Agent may deem and treat the Person in whose name a Rights Certificate (or, prior to the Distribution Date, the associated balance indicated in the Book Entry account system of the transfer agent for the Common Stock, or in the case of certificated shares, by the associated Common Stock certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Rights Certificates or the associated balance indicated in the Book Entry account system of the transfer agent for the Common Stock, or in the case of certificated shares, by the associated Common Stock certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent, subject to the last sentence of Section 7(e) hereof, shall be affected by any notice to the contrary; and

(d) notwithstanding anything in this Agreement to the contrary, neither the Company nor the Rights Agent has any liability to any holder of a Right or any other Person as a result of the inability of the Company or the Rights Agent to perform any of its or their obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree, judgment or ruling (whether interlocutory or final) issued by a court of competent jurisdiction or by a governmental, regulatory, self-regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation; provided, however, the Company shall use its commercially reasonable efforts to have any such injunction, order, decree, judgment or ruling lifted or otherwise overturned as promptly as practicable.

SECTION 17. Rights Certificate Holder Not Deemed a Shareholder.

No holder, as such, of any Rights Certificate is entitled to vote, receive dividends or be deemed for any purpose the holder of the shares of Preferred Stock or any other securities of the Company that may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Rights Certificate be construed to confer upon the holder of any Rights Certificate, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or, except as provided in Section 25 hereof, to receive notice of meetings or other actions affecting shareholders, or to receive dividends or subscription rights, or otherwise, until the Right evidenced by such Rights Certificate have been exercised in accordance with the provisions hereof.

SECTION 18. Duties of Rights Agent.

The Rights Agent undertakes to perform only the duties and obligations expressly imposed by this Agreement (and no implied duties or obligations) upon the following terms and conditions, by all of which the Company and the holders of Rights Certificates, or, prior to the Distribution Date, Common Stock, by their acceptance thereof, shall be bound:

(a) The Rights Agent may consult with legal counsel selected by it (who may be legal counsel for the Rights Agent or the Company or an employee of the Rights Agent), and the advice or opinion of such counsel shall be full and complete authorization and protection to the Rights Agent, and the Rights Agent will have no liability for or in respect of, any action taken, suffered or omitted to be taken by it in the absence of bad faith in accordance with such advice or opinion.

(b) Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter (including, without limitation, the identity of any Acquiring Person and the determination of the Current Market Price) be proved or established by the Company prior to taking, suffering or omitting to take any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by the Chairman of the Board, the President and Chief Executive Officer, the Chief Financial Officer, any Executive Vice President, the Secretary or any Assistant Secretary of the Company and delivered to the Rights Agent; and such certificate shall be full and complete authorization and protection to the Rights Agent, and the Rights Agent shall incur no liability for or in respect of any action taken, suffered or omitted to be taken by it, in the absence of bad faith, under the provisions of this Agreement in reliance upon such certificate.

(c) The Rights Agent shall be liable hereunder to the Company and any other Person only for its own gross negligence, bad faith, or willful misconduct (which gross negligence, bad faith or willful misconduct must be determined by a final judgment of a court of competent jurisdiction). Anything to the contrary notwithstanding, in no event shall the Rights Agent be liable for special, punitive, indirect, consequential or incidental loss or damage of any kind whatsoever (including, without limitation, lost profits), even if the Rights Agent has been advised of the likelihood of such loss or damage. Any liability of the Rights Agent under this Agreement will be limited to the amount of annual fees paid by the Company to the Rights Agent.

(d) The Rights Agent will not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Rights Certificates or be required to verify the same (except as to its countersignature thereon), but all such statements and recitals are deemed to have been made by the Company only.

(e) The Rights Agent shall not have any liability for nor be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution and delivery hereof by the Rights Agent) or for the validity or execution of any Rights Certificate (except its countersignature thereon); nor will it be liable or responsible for any breach by the Company of any covenant or failure by the Company to satisfy any condition contained in this Agreement or in any Rights Certificate; nor will it be liable or responsible for any change in the exercisability of the Rights (including, without limitation, the Rights becoming null and void pursuant to Section 7(e) hereof) or any change or adjustment in the terms of the Rights including, without limitation, to any adjustment required under the provisions of Sections 11, 13, 23 or 24 hereof or for the manner, method or amount of any such change or adjustment or the ascertaining of the existence of facts that would require any such change or adjustment (except with respect to the exercise of Rights evidenced by Rights Certificates after receipt by the Rights Agent of the certificate describing any such adjustment contemplated by Section 12 hereof, upon which the Rights Agent may rely); nor will it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Common Stock, Preferred Stock or any other securities to be issued pursuant to this Agreement or any Rights Certificate or as to whether any shares of Common Stock, Preferred Stock or any other securities will, when so issued, be validly authorized and issued, fully paid and non-assessable.

(f) The Company shall perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further acts, instruments and assurances as may reasonably be required by the Rights Agent for the performance by the Rights Agent of its duties under this Agreement.

(g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder and certificates delivered pursuant to any provision hereof from the Chairman of the Board, the President and Chief Executive Officer, the Chief Financial Officer, any Executive Vice President, the Secretary or any Assistant Secretary of the Company, and to apply to such officers for advice or instructions in connection with its duties, and such advice or instruction shall be full authorization and protection to the Rights Agent and the Rights Agent shall incur no liability for or in respect of any action taken or suffered or omitted to be taken by it by it, in the absence of bad faith, in accordance with advice or instructions of any such officer or for any delay in acting while waiting for those instructions. Any application by the Rights Agent for written instructions from the Company may, at the option of the Rights Agent, set forth in writing any action proposed to be taken or omitted by the Rights Agent under this Agreement and the date on and/or after which such action shall be taken or such omission shall be effective. The Rights Agent shall be fully authorized and protected in relying upon the most recent instructions received from any such officer, and shall not be liable for any action taken, suffered or omitted to be taken by the Rights Agent in the absence of bad faith in accordance with a proposal included in any such application on or after the date specified in such application (which date shall not be less than 5 Business Days after the date any officer of the Company actually receives such application unless any such officer shall have consented in writing to an earlier date) unless, prior to taking any such action (or the effective date in the case of an omission), the Rights Agent shall have received written instructions in response to such application specifying the action to be taken, suffered or omitted.

(h) The Rights Agent and any shareholder, affiliate, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other Person.

(i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself (through its directors, officers and employees) or by or through its attorneys or agents, and the Rights Agent shall not be liable, answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company, any holder of Rights or any other Person resulting from any such act, default, neglect or misconduct, absent gross negligence, bad faith or willful misconduct (each as determined by a final judgment of a court of competent jurisdiction) in the selection and continued employment thereof.

(j) No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if there are reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

(k) If, with respect to any Rights Certificate surrendered to the Rights Agent for exercise or transfer, either (i) the certificate attached to the form of assignment or form of election to purchase, as the case may be, has either not been completed or indicates an affirmative response to clause 1 and/or 2 thereof, or (ii) any other actual or suspected irregularity exists, the Rights Agent shall not take any further action with respect to such requested exercise or transfer without first consulting with the Company.

SECTION 19. Concerning the Rights Agent.

(a) The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and from time to time, on demand of the Rights Agent, to reimburse the Rights Agent for all of its reasonable and documented expenses, counsel fees and disbursements and other disbursements incurred in the preparation, delivery, amendment, administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, damage, demand, judgment, fine, penalty, claim, settlement, cost or expense (including the reasonable fees and expenses of legal counsel), incurred without gross negligence, bad faith or willful misconduct on the part of the Rights

Agent (each as determined by a final judgment of a court of competent jurisdiction) for any action taken, suffered or omitted to be taken by the Rights Agent pursuant to this Agreement or in connection with the acceptance, administration, exercise and performance of its duties under this Agreement, including the reasonable and documented costs and expenses of defending against any claim of liability arising therefrom, directly or indirectly, or enforcing its rights hereunder.

(b) The Rights Agent shall be authorized and protected and shall incur no liability for or in respect of any action taken, suffered or omitted to be taken by it in connection with its acceptance and administration of this Agreement and the exercise and performance of its duties hereunder in reliance upon any Rights Certificate or Book Entry for Common Stock or other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statements or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, guaranteed, verified or acknowledged, by the proper Person or Persons, or otherwise upon the advice of counsel as set forth in Section 18 hereof. The Rights Agent shall not be deemed to have knowledge of any event of which it was supposed to receive notice thereof hereunder, and the Rights Agent shall be fully protected and shall incur no liability for failing to take action in connection therewith unless and until it has received such notice in writing.

(c) Notwithstanding anything in this Agreement to the contrary, in no case shall the Company be liable with respect to any action, proceeding, suit or claim against the Rights Agent unless the Rights Agent shall have notified the Company in accordance with Section 26 hereof of the assertion of such action, proceeding, suit or claim against the Rights Agent, promptly after the Rights Agent shall have notice of such assertion of an action, proceeding, suit or claim or have been served with the summons or other first legal process giving information as to the nature and basis of the action, proceeding, suit or claim; provided that the failure to provide such notice promptly shall not affect the rights of the Rights Agent hereunder except to the extent that such failure actually prejudices the Company. The Company shall be entitled to participate at its own expense in the defense of any such action, proceeding, suit or claim, and, if the Company so elects, the Company shall assume the defense of any such action, proceeding, suit or claim. In the event that the Company assumes such defense, the Company shall not thereafter be liable for the fees and expenses of any counsel retained by the Rights Agent, so long as the Company shall retain counsel satisfactory to the Rights Agent, in the exercise of its reasonable judgment, to defend such action, proceeding, suit or claim, and provided that the Rights Agent does not have defenses that are adverse to or different from any defenses of the Company. The Rights Agent agrees not to settle any litigation in connection with any action, proceeding, suit or claim with respect to which it may seek indemnification from the Company without the prior written consent of the Company, which shall not be unreasonably withheld.

(d) The provisions of this Section 19 and Section 21 below shall survive the termination of this Agreement, the resignation, replacement or removal of the Rights Agent and the exercise, termination and the expiration of the Rights. Notwithstanding anything in this Agreement to the contrary, in no event shall the Rights Agent be liable for special, punitive, incidental, indirect or consequential loss or damage of any kind whatsoever (including, without limitation, to lost profits), even if the Rights Agent has been advised of the likelihood of such loss or damage and regardless of the form of the action; and the Company agrees to indemnify the Rights Agent and to hold it harmless to the fullest extent permitted by law against any loss, liability or expense incurred as a result of claims for special, punitive, incidental, indirect or consequential loss or damages of any kind whatsoever provided in each case that such claims are not based on the gross negligence, bad faith or willful misconduct of the Rights Agent (each as determined by a final judgment of a court of competent jurisdiction). Any liability of the Rights Agent under this Agreement shall be limited to the amount of annual fees paid by the Company to the Rights Agent.

SECTION 20. Merger or Consolidation or Change of Name of Rights Agent.

(a) Any Person into which the Rights Agent or any successor Rights Agent is merged or with which the Rights Agent or any successor Rights Agent is consolidated, or any Person resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent is a party, or any Person succeeding to the corporate trust, stock transfer or other shareholder services business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto; but only if such Person would be eligible for appointment as a successor Rights Agent under the provisions of Section 21 hereof. The purchase of all or substantially all of the Rights Agent’s assets employed in the performance of transfer agent activities shall be deemed a merger or consolidation for purposes of this Section 20. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Rights Certificates have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of a predecessor Rights Agent and deliver such Rights Certificates so countersigned; and in case at that time any of the Rights Certificates have not been countersigned, any successor Rights Agent may countersign such Rights Certificates either in the name of the predecessor or in the name of the successor Rights Agent; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

(b) In case at any time the name of the Rights Agent shall be changed and at such time any of the Rights Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, the Rights Agent may countersign such Rights Certificates either in its prior name or in its changed name; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

SECTION 21. Change of Rights Agent.

The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon at least 30 days’ notice in writing mailed to the Company. The Company may remove the Rights Agent or any successor Rights Agent upon at least 30 days’ notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Stock and Preferred Stock, by registered or certified mail, and, if such removal occurs after the Distribution Date, to the holders of the Rights Certificates by first-class mail. If the Rights Agent resigns or is removed or otherwise becomes incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company fails to make such appointment within a period of 30 days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Rights Certificate (such holder shall, with such notice, submit its Rights Certificate for inspection by the Company), then the incumbent Rights Agent or any registered holder of any Rights Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be (a) a Person organized and doing business under the laws of the United States or any State thereof, in good standing, which is authorized under such laws to exercise corporate trust, stock transfer or shareholder services powers and which at the time of its appointment as Rights Agent has, or with its parent has, a combined capital and surplus of at least $50,000,000 or (b) an affiliate of a Person described in clause (a) of this sentence. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent under this Agreement without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Stock and the Preferred Stock, and, if such appointment occurs after the Distribution Date, mail a notice thereof in writing to the registered holders of the Rights Certificates. Failure to give any notice provided for in this Section 21, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

SECTION 22. Issuance of New Rights Certificates.

Notwithstanding any of the provisions of this Agreement or the Rights Certificates to the contrary, the Company may, at its option, issue new Rights Certificates evidencing Rights in such form as may be approved by the Board to reflect any adjustment or change made in accordance with the provisions of this Agreement in the Exercise Price or the number or kind or class of shares or other securities or property that may be acquired under the Rights Certificates. In addition, in connection with the issuance or sale of shares of Common Stock following the Distribution Date (other than upon exercise of a Right) and prior to the redemption or the Expiration Date, the Company (a) shall, with respect to shares of Common Stock so issued or sold pursuant to the exercise of stock options or under any employee plan or arrangement, or upon the exercise, conversion or exchange of securities hereinafter issued by the Company, and (b) may, in any other case, if deemed necessary or appropriate by the Board, issue Rights Certificates representing the appropriate number of Rights in connection with such issuance or sale; provided, however, that (i) no such Rights Certificate may be issued if, and to the extent that, the Company has been advised by counsel that such issuance would create a significant risk of material adverse tax consequences to the Company or the Person to whom such Rights Certificate would be issued, and (ii) no such Rights Certificate may be issued if, and to the extent that, appropriate adjustment shall otherwise have been made in lieu of the issuance thereof.

SECTION 23. Redemption.

(a) The Board may, within its sole discretion, at any time before any Person becomes an Acquiring Person (the “Redemption Period”) cause the Company to redeem all, but not less than all, of the then outstanding Rights at a redemption price of $0.001 per Right, as such amount may be appropriately adjusted to reflect any stock split, reverse stock split, stock dividend or similar transaction occurring after the date hereof (such redemption price, as adjusted, the “Redemption Price”). Notwithstanding anything contained in this Agreement to the contrary, the Rights will not be exercisable after the first occurrence of a Flip-In Event or Flip-Over Event until such time as the Company’s right of redemption hereunder has expired. The redemption of the Rights by the Board pursuant to this paragraph (a) may be made effective at such time, on such basis and with such conditions as the Board may establish, in its sole discretion. The Company may, at its option, pay the Redemption Price in cash, shares of Common Stock based on the Current Market Price or any other form of consideration deemed appropriate by the Board.

(b) Immediately upon the action of the Board ordering the redemption of the Rights pursuant to paragraph (a) of this Section 23 (or such later time as the Board may establish for the effectiveness of such redemption), and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price for each Right held. The Company shall promptly give (i) written notice to the Rights Agent of any such redemption (and until such written notice is received by the Rights Agent, the Rights Agent may presume conclusively that no such redemptions have occurred); and (ii) public notice of any such redemption; provided, however, that the failure to give, or any defect in, any such notice will not affect the validity of such redemption. Within 10 days after such action of the Board ordering the redemption of the Rights, the Company shall mail a notice of redemption to all the holders of the then outstanding Rights at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Stock. Any notice that is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price shall be made. Neither the Company nor any of its Related Persons may redeem, acquire or purchase for value any Rights at any time in any manner other than that specifically set forth in this Section 23 or in Section 24 hereof, or other than in connection with the purchase of shares of Common Stock or the conversion or redemption of shares of Common Stock in accordance with the applicable provisions of the Articles of Incorporation prior to the Distribution Date.

SECTION 24. Exchange.

(a) The Board may, at its option, at any time after any Person becomes an Acquiring Person, exchange all or part of the then outstanding and exercisable Rights (which shall not include Rights that have become null and void pursuant to the provisions of Section 7(e) hereof) for shares of Common Stock at an exchange ratio of one share of Common Stock per each outstanding Right, as appropriately adjusted to reflect any stock split, reverse stock split, stock dividend or similar transaction occurring after the date hereof (such exchange ratio being hereinafter referred to as the “Exchange Ratio”). Notwithstanding the foregoing, the Board is not empowered to effect such exchange at any time after any Acquiring Person, together with all of its Related Persons, becomes the Beneficial Owner of 50% or more of the shares of Common Stock then outstanding. The exchange of the Rights by the Board may be made effective at such time, on such basis and with such conditions as the Board in its sole discretion may establish. From and after the occurrence of a Flip-Over Event, any Rights that theretofore have not been exchanged pursuant to this Section 24(a) will thereafter be exercisable only in accordance with Section 13 hereof and may not be exchanged pursuant to this Section 24(a).

(b) Immediately upon the action of the Board ordering the exchange of any Rights pursuant to paragraph (a) of this Section 24 and without any further action or notice, the right to exercise such Rights will terminate and the only right thereafter of a holder of such Rights shall be to receive a number of shares of Common Stock equal to the number of such Rights held by such holder multiplied by the Exchange Ratio. The Company shall promptly give (i) written notice to the Rights Agent of any such exchange (and until such written notice is received by the Rights Agent, the Rights Agent may presume conclusively that no such exchange has occurred); and (ii) public notice of any such exchange; provided, however, that the failure to give, or any defect in, such notice will not affect the validity of such exchange. The Company promptly shall mail a notice of any such exchange to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent. Any notice that is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of the shares of Common Stock for Rights shall be effected and, in the event of any partial exchange, the number of Rights that shall be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights that have become null and void pursuant to the provisions of Section 7(e) hereof) held by each holder of Rights.

(c) The Company may at its option substitute, and, in the event that there shall not be sufficient shares of Common Stock issued but not outstanding or authorized but unissued to permit an exchange of Rights for Common Stock as contemplated in accordance with this Section 24, the Company shall substitute to the extent of such insufficiency, for each share of Common Stock that would otherwise be issuable upon exchange of a Right, a number of shares of Preferred Stock or fraction thereof (or Equivalent Preferred Stock, as such term is defined in Section 11(b)) such that the Current Market Price of one share of Preferred Stock (or Equivalent Preferred Stock) multiplied by such number or fraction is equal to the Current Market Price of one share of Common Stock as of the date of such exchange.

(d) Upon declaring an exchange pursuant to this Section 24, or as promptly as reasonably practicable thereafter, the Company may implement such procedures as it deems appropriate, in its sole discretion, for the purpose of ensuring that the Common Stock (or such other consideration) issuable upon an exchange pursuant to this Section 24 is not received by holders of Rights that have become null and void pursuant to Section 7(e) hereof. Before effecting an exchange pursuant to this Section 24, the Board may direct the Company to enter into a Trust Agreement in such form and with such terms as the Board shall then approve (the “Trust Agreement”). If the Board so directs, the Company shall enter into the Trust Agreement and the Company shall issue to the trust created by the Trust Agreement (the “Trust”) all or a portion (as designated by the Board) of the shares of Common Stock and other securities, if any, distributable pursuant to the Exchange, and all shareholders entitled to distribution of such shares or other securities (and any dividends or distributions made thereon after the date on which such shares or other securities are deposited in the Trust) shall be entitled to receive a distribution of such shares or other securities (and any dividends or distributions made thereon after the date on which such shares or other securities are deposited in the Trust) only from the Trust and solely upon compliance with all relevant terms and provisions of the Trust Agreement. Prior to effecting an exchange and registering shares of Common Stock (or other such securities) in any Person’s name, including any nominee or transferee of a Person, the Company may require (or cause the trustee of the Trust to require), as a condition thereof, that any holder of Rights provide evidence, including, without limitation, the identity of the Beneficial Owners thereof and their Related Persons (or former Beneficial Owners thereof and their Related Persons) as the Company reasonably requests in order to determine if such Rights are null and void. If any Person fails to comply with such request, the Company shall be entitled conclusively to deem the Rights formerly held by such Person to be null and void pursuant to Section 7(e) hereof and not transferable or exercisable or exchangeable in connection herewith. Any shares of Common Stock or other securities issued at the direction of the Board in connection herewith shall be validly issued, fully paid and nonassessable shares of Common Stock or of such other securities (as the case may be).

SECTION 25. Notice of Certain Events.

(a) In case the Company proposes, at any time after the earlier of the Distribution Date or the Stock Acquisition Date, (i) to pay any dividend payable in stock of any class or series to the holders of Preferred Stock or to make any other distribution to the holders of Preferred Stock (other than a regular quarterly cash dividend out of earnings or retained earnings of the Company); (ii) to offer to the holders of Preferred Stock rights or warrants to subscribe for or to purchase any additional shares of Preferred Stock or shares of stock of any class or any other securities, rights or options; (iii) to effect any reclassification of Preferred Stock (other than a reclassification involving only the subdivision of outstanding shares of Preferred Stock); (iv) to effect any consolidation or merger into or with any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(m) hereof) or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one or more transactions, of more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons (other than the Company and/or any of its Subsidiaries in one or more transactions each of which complies with Section 11(m) hereof); or (v) to effect the liquidation, dissolution or winding up of the Company, then, in each such case, the Company shall give to each registered holder of a Rights Certificate, to the extent feasible, and to the Rights Agent in accordance with Section 26 hereof, a written notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution or winding up is to take place and the date of participation therein by the holders of the shares of Preferred Stock if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least 10 days prior to the record date for determining holders of the shares of Preferred Stock for purposes of such action and, in the case of any such other action, at least 10 days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the shares of Preferred Stock, whichever is earlier; provided, however, that no such action shall be taken pursuant to this Section 25(a) that will or would conflict with any provision of the Articles of Incorporation; provided, further, that no such notice is required pursuant to this Section 25 if any Subsidiary of the Company effects a consolidation or merger with or into, or effects a sale or other transfer of assets or earning power to, any other Subsidiary of the Company.

(b) In case any Flip-In Event occurs, (i) the Company shall, as soon as practicable thereafter, give to each registered holder of a Rights Certificate, to the extent feasible, and to the Rights Agent in accordance with Section 26 hereof, a written notice of the occurrence of such event, which notice shall describe such event and the consequences of such event to holders of Rights under Section 11(a)(ii) hereof; and (ii) all references in paragraph (a) of this Section 25 to Preferred Stock shall be deemed thereafter to refer to Common Stock and/or, if appropriate, to any other securities that may be acquired upon exercise of a Right.

(c) In case any Flip-Over Event occurs, then the Company shall, as soon as practicable thereafter, give to each registered holder of a Rights Certificate, to the extent feasible, and to the Rights Agent in accordance with Section 26 hereof, a written notice of the occurrence of such event, which notice shall describe such event and the consequences of such event to holders of Rights under Section 13(a) hereof.

SECTION 26. Notices.

Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Rights Certificate to or on the Company shall be sufficiently given or made if sent by first-class or express United States mail, FedEx or UPS, postage prepaid and properly addressed (until another address is filed in writing by the Rights Agent with the Company) as follows:

If to the Company, at its address at:

MiMedx Group, Inc.

1775 West Oak Commons Ct, NE

Marietta, GA 30062

Attention: Alexandra O. Haden, General Counsel & Secretary

E-mail:     lhaden@mimedx.com

With a copy to (which copy shall not constitute notice to the Company):

Sidley Austin LLP

787 7th Avenue

New York, NY 10019

Attention: Kai H. Liekefett, Esq.

        Beth E. Peev, Esq.

Email:       kliekefett@sidley.com

        bpeev@sidley.com

Subject to the provisions of Section 21 hereof, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Rights Certificate to or on the Rights Agent shall be sufficiently given or made if sent by first-class or express United States mail, FedEx or UPS, postage prepaid and properly addressed (until another address is filed in writing with the Rights Agent) as follows:

Issuer Direct Corporation

c/o Direct Transfer LLC

500 Perimeter Park Dr D

Morrisville, NC 27560

Attention: Eddie Tobler

E-mail:     Eddie.Tobler@issuerdirect.com

Issuer Direct Corporation

c/o Direct Transfer LLC

1981 Murray Holladay Road, Suite 100

Salt Lake City, UT 84117

Attention: Melinda Orth

E-mail:     Melinda.Orth@issuerdirect.com

Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Rights Certificate (or, if prior to the Distribution Date, to the holder of shares of Common Stock) shall be sufficiently given or made if sent by first-class or express United States mail, FedEx or UPS, postage prepaid and properly addressed, to such holder at the address of such holder as shown on the registry books of the Company.

SECTION 27. Supplements and Amendments.

Except as otherwise provided in this Section 27, the Company, by action of the Board, may from time to time and in its sole and absolute discretion, and the Rights Agent shall if the Company so directs, supplement or amend this Agreement in any respect without the approval of any holders of Rights, including, without limitation, in order to (a) cure any ambiguity; (b) correct or supplement any provision contained herein that may be defective or inconsistent with any other provisions herein; (c) shorten or lengthen any time period hereunder; (d) otherwise change, amend, or supplement any provisions hereunder in any manner that the Company may deem necessary or desirable; provided, however, that from and after any Person becomes an Acquiring Person, this Agreement may not be supplemented or amended in any manner that would adversely affect the interests of the holders of Rights (other than Rights that have become null and void pursuant to Section 7(e) hereof) as such or cause this Agreement to become amendable other than in accordance with this Section 27. Without limiting the foregoing, the Company, by action of the Board, may at any time before any Person becomes an Acquiring Person amend this Agreement to make the provisions of this Agreement inapplicable to a particular transaction by which a Person might otherwise become an Acquiring Person or to otherwise alter the terms and conditions of this Agreement as they may apply with respect to any such transaction. Upon the delivery of a certificate from an appropriate officer of the Company that states that the proposed supplement or amendment is in compliance with the terms of this Section 27, the Rights Agent shall execute such supplement or amendment; provided, however, that any supplement or amendment that does not amend Sections 18, 19, 20, 21, or this Section 27 in a manner adverse to the Rights Agent shall become effective immediately upon execution by the Company, whether or not also executed by the Rights Agent. The Company shall provide within three Business Days of the adoption of an amendment to the Agreement written notification of such amendment to the Rights Agent.

Notwithstanding anything contained in this Agreement to the contrary, the Rights Agent may enter into any supplement or amendment that affects the Rights Agent’s own rights, duties, obligations or immunities under this Agreement.

Prior to the Distribution Date, the interests of the holders of Rights shall be deemed coincident with the interests of the holders of Common Stock.

SECTION 28. Successors.

All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

SECTION 29. Determinations and Actions by the Board.

Except as otherwise specifically provided herein, the Board has the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board or to the Company hereunder, or as may be necessary or advisable in the administration of this Agreement, including, without limitation, the right and power (a) to interpret the provisions of this Agreement, and (b) to make all determinations deemed necessary or advisable for the administration of this Agreement (including, without limitation, a determination to redeem or not redeem the Rights in accordance with Section 23 hereof, to exchange or not exchange the rights in accordance with Section 24 hereof, to amend or not amend this Agreement in accordance with Section 27 hereof). All such actions, calculations, interpretations and determinations (including, for purposes of clause (ii) below, all omissions with respect to the foregoing) that are done or made by the Board shall be (i) be final, conclusive, and binding on the Company, the Rights Agent, the holders of the Rights and all other parties; and (ii) not subject the Board or any member thereof to any liability to the holders of the Rights.

SECTION 30. Benefits of this Agreement.

Nothing in this Agreement may be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Date, the registered holders of shares of the Common Stock of the Company) any legal or equitable right, remedy or claim under this Agreement; rather, this Agreement is for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Date, the registered holders of shares of Common Stock of the Company).

SECTION 31. Tax Compliance and Withholding.

The Company hereby authorizes the Rights Agent to deduct from all payments disbursed by the Rights Agent to the holders of the Rights, if applicable, the tax required to be withheld pursuant to Sections 1441, 1442, 1445, 1471 through 1474, and 3406 of the Internal Revenue Code of 1986, as amended, or by any federal or state statutes subsequently enacted, and to make the necessary returns and payments of such tax to the relevant taxing authority. The Company will provide withholding and reporting instructions to the Rights Agent from time to time as relevant, and upon request of the Rights Agent. The Rights Agent shall have no responsibilities with respect to tax withholding, reporting, or payment except as specifically instructed by the Company.

SECTION 32. Severability.

If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement will remain in full force and effect and will in no way be affected, impaired or invalidated; provided, however, that notwithstanding anything in this Agreement to the contrary, if any such term, provision, covenant or restriction is held by such court or authority to be invalid, void or unenforceable and the Board determines in good faith judgment that severing the invalid language from this Agreement would materially and adversely affect the purpose or effect of this Agreement, the right of redemption set forth in Section 23 hereof shall be reinstated and will not expire until the Close of Business on the 10th Business Day following the date of such determination by the Board.

SECTION 33. Governing Law.

This Agreement, each Right, and each Rights Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Florida and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.

SECTION 34. Counterparts.

This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same instrument. Delivery of an executed signature page of Agreement by facsimile or other customary shall mean of electronic transmission (e.g., “pdf”) shall be effective as delivery of a manually executed counterpart hereof.

SECTION 35. Descriptive Headings.

The headings contained in this Agreement are for descriptive purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

SECTION 36. Force Majeure.

Notwithstanding anything to the contrary contained herein, the Rights Agent will not have any liability for not performing, or a delay in the performance of, any act, duty, obligation or responsibility by reason of any occurrence beyond the reasonable control of the Rights Agent (including, without limitation, any act or provision of any present or future law or regulation or governmental authority, any act of God, war, civil or military disobedience or disorder, riot, rebellion, terrorism, insurrection, fire, earthquake, storm, flood, strike, work stoppage, interruptions or malfunctions of computer facilities, loss of data due to power failures or mechanical difficulties with information, labor dispute, accident or failure or malfunction of any utilities, communication or computer (software or hardware) services or similar occurrence).

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, all as of the date first above written.

MIMEDX GROUP, INC.,
as Company

By:	/s/ Edward J. Borkowski
Name: Edward J. Borkowski
Title:	Interim Chief Financial Officer

SIGNATURE PAGE TO

STOCKHOLDER RIGHTS AGREEMENT

ISSUER DIRECT CORPORATION,
as Rights Agent

By:	/s/ Eddie Tobler
Name:	Eddie Tobler
Title:	VP Stock Transfer

SIGNATURE PAGE TO

STOCKHOLDER RIGHTS AGREEMENT

Exhibit A

ARTICLES OF AMENDMENT

TO THE ARTICLES OF INCORPORATION

OF

MIMEDX GROUP, INC.

DESIGNATION OF RIGHTS, PREFERENCES, AND LIMITATIONS OF

SERIES A JUNIOR PARTICIPATING PREFERRED STOCK

FIRST: This Corporation is named MiMedx Group, Inc. (the “Corporation”). The Articles of Incorporation of the Corporation were originally filed in the Office of the Department of State of the State of Florida on February 28, 2008, as amended by the Articles of Merger filed in the Office of the Department of State of the State of Florida on March 31, 2008, the Articles of Amendment filed in the Office of the Department of State of the State of Florida on May 14, 2010, the Articles of Amendment filed in the Office of the Department of State of the State of Florida on August 8, 2012, the Articles of Amendment filed in the Office of the Department of State of the State of Florida on November 8, 2012 and the Articles of Amendment filed in the Office of the Department of State of the State of Florida on May 15, 2015.

SECOND: Pursuant to the authority of the Board of Directors of the Corporation set forth in the Corporation’s Articles of Incorporation, as amended, and Section 607.0602 of the Florida Business Corporation Act, the Board of Directors of the Corporation, by resolutions duly adopted as of November 6, 2018, has amended the Corporation’s Articles of Incorporation to (i) designate a series of preferred stock (“Preferred Stock”) of the Corporation as “Series A Junior Participating Preferred Stock,” consisting of 150,000 shares of the Corporation’s authorized but unissued Preferred Stock and (ii) set the rights, preferences, limitations, and other terms and conditions of the Series A Junior Participating Preferred Stock. Approval of the shareholders of the Corporation was not required.

THIRD: Article 3 of the Articles of Incorporation of the Corporation is hereby amended to add the following Section 3.3:

“Section 3.3 Series A Junior Participating Preferred Stock:

1. Designation and Amount. The shares of such series shall be designated as “Series A Junior Participating Preferred Stock” (the “Series A Preferred Stock”) and the number of shares constituting the Series A Preferred Stock shall be 150,000. Such number of shares may be increased or decreased by resolution of the Board; provided that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series A Preferred Stock.

2. Dividends and Distributions.

(A) Subject to the rights of the holders of any shares of any series of Preferred Stock (or any similar stock) ranking prior and superior to the Series A Preferred Stock with respect to dividends, the holders of shares of Series A Preferred Stock, in preference to the holders of common stock, par value $0.001 per share (collectively, the “Common Stock”), of the Corporation, and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of March, June, September and December in each year (each such date being referred to herein as a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A

Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (1) $1.00 or (2) subject to the provision for adjustment hereinafter set forth, 1,000 times the aggregate per share amount of all cash dividends, and 1,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under clause (2) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(B) The Corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided in paragraph (a) of this subsection immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided, that in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1.00 per share on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

(C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

3. Voting Rights. The holders of shares of Series A Preferred Stock shall have the following voting rights:

(A) Subject to the provision for adjustment hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to 1,000 votes on all matters submitted to a vote of the shareholders of the Corporation. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(B) Except as otherwise provided herein, in any other articles of amendment creating a series of Preferred Stock or any similar stock, or by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of shareholders of the Corporation.

(C) Except as set forth herein, or as otherwise provided by law, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

4. Certain Restrictions.

(A) Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

(i) declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;

(ii) declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

(iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock other than (A) such redemptions or purchases that may be deemed to occur upon the exercise of stock options, warrants or similar rights or grant, vesting or lapse of restrictions on the grant of any other performance shares, restricted stock, restricted stock units or other equity awards to the extent that such shares represent all or a portion of (x) the exercise or purchase price of such options, warrants or similar rights or other equity awards and (y) the amount of withholding taxes owed by the recipient of such award in respect of such grant, exercise, vesting or lapse of restrictions; (B) the repurchase, redemption, or other acquisition or retirement for value of any such shares from employees, former employees, directors, former directors, consultants or former consultants of the Corporation or their respective estate, spouse, former spouse or family member, pursuant to the terms of the agreements pursuant to which such shares were acquired, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Stock; or

(iv) redeem or purchase or otherwise acquire for consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board) to all holders of such shares upon such terms as the Board, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

(B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (a) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

5. Reacquired Shares. Any shares of Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein, in the Articles of Incorporation, or in any other articles of amendment creating a series of Preferred Stock or any similar stock or as otherwise required by law.

6. Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of the Corporation, voluntary or otherwise, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received the greater of (A) $1,000 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, and (B) an amount, subject to the provision for adjustment hereinafter set forth, equal to 1,000 times the aggregate amount to be distributed per share to holders of shares of Common Stock, or (2) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under the proviso in clause (1) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

7. Consolidation, Merger, Etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series A Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 1,000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

8. No Redemption. The shares of Series A Preferred Stock shall not be redeemable.

9. Rank. The Series A Preferred Stock shall rank, with respect to the payment of dividends and the distribution of assets, junior to all series of any other class of the Corporation’s Preferred Stock, and shall rank senior to the Common Stock as to such matters.

10. Amendment. The Articles of Incorporation of the Corporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock, voting together as a single class.

11. Fractional Shares. The Series A Preferred Stock may be issued in fractions of a share, which fractions shall entitle the holder, in proportion to such holder’s fractional shares, to exercise voting rights, receive dividends, participate in distributions, and to have the benefit of all other rights of holders of Series A Preferred Stock.

IN WITNESS WHEREOF, the undersigned has executed these Articles of Amendment as of November 6, 2018.

MIMEDX GROUP, INC.

By:
Name:	Alexandra O. Haden
Title:	Secretary

Exhibit B

SUMMARY OF RIGHTS

TO PURCHASE SERIES A JUNIOR PARTICIPATING PREFERRED STOCK

The Board of Directors (the “Board”) of MiMedx Group, Inc., a Florida corporation (the “Company”), declared a dividend of one preferred share purchase right (a “Right”) for each outstanding share of common stock, par value $0.001 per share, of the Company (the “Common Stock”). The dividend is payable on November 19, 2018 (the “Record Date”) to the shareholders of record on that date. Each Right entitles the registered holder to purchase from the Company one one-thousandth of a share of Series A Junior Participating Preferred Stock, par value $0.001 per share, of the Company (the “Preferred Stock”) at a price of $31.10 per one one-thousandth of a share of Preferred Stock (the “Purchase Price”), subject to adjustment. The description and terms of the Rights are set forth in a Shareholder Rights Agreement dated as of November 6, 2018, as the same may be amended from time to time (the “Rights Agreement”), between the Company and Issuer Direct Corporation, as Rights Agent (the “Rights Agent”).

Until the earlier to occur of (i) the close of business on the 10th business day after a public announcement that a person or group of affiliated or associated persons (with certain exceptions, an “Acquiring Person”) has acquired Beneficial Ownership of 10% or more of the outstanding shares of Common Stock and (ii) the close of business on the 10th business day after the commencement by any person of, or of the first public announcement of the intention of any Person to commence, a tender or exchange offer the consummation of which would result in such Person becoming the Beneficial Owner of 10% or more of the outstanding shares of Common Stock (the earlier of such dates being called the “Distribution Date”), the Rights will be evidenced, with respect to any of the Common Stock certificates (or book entry shares) outstanding as of the Record Date, by such Common Stock certificate (or book entry shares).

The Rights Agreement provides that, until the Distribution Date (or earlier expiration or redemption of the Rights), the Rights will be transferred with and only with the Common Stock. Until the Distribution Date (or earlier expiration or redemption of the Rights), new Common Stock certificates issued after the Record Date upon transfer or new issuances of Common Stock will contain a legend incorporating the Rights Agreement by reference, and notice of such legend will be furnished to holders of book entry shares. Until the Distribution Date (or earlier expiration or redemption of the Rights), the surrender for transfer of any certificates for shares of Common Stock (or book entry shares of Common Stock) outstanding as of the Record Date will also constitute the transfer of the Rights associated with the shares of Common Stock represented by such certificate or registered in book entry form. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights (“Rights Certificates”) will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.

The Rights are not exercisable until the Distribution Date. The Rights will expire on the earliest to occur of (i) November 6, 2019, (ii) the time at which the Rights are redeemed or exchanged by the Company, in each case as described below and (iii) upon the occurrence of certain transactions.

The Purchase Price payable, and the number of shares of Preferred Stock or other securities or property issuable, upon exercise of the Rights is subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Stock, (ii) upon the grant to holders of the Preferred Stock of certain rights or warrants to subscribe for or purchase Preferred Stock at a price, or securities convertible into Preferred Stock with a conversion price, less than the then-current market price of the Preferred Stock or (iii) upon the distribution to holders of the Preferred Stock of evidences of indebtedness or assets (excluding regular periodic cash dividends or dividends payable in Preferred Stock) or of subscription rights or warrants (other than those referred to above).

The number of outstanding Rights is subject to adjustment in the event of a stock dividend on the Common Stock payable in shares of Common Stock or subdivisions, consolidations or combinations of the Common Stock occurring, in any such case, prior to the Distribution Date.

Shares of Preferred Stock purchasable upon exercise of the Rights will not be redeemable. Each share of Preferred Stock will be entitled, when, as and if declared, to a minimum preferential quarterly dividend payment of the greater of (a) $1.00 per share, and (b) an amount equal to 1,000 times the dividend declared per share of Common Stock. In the event of liquidation, dissolution or winding up of the Company, the holders of the Preferred Stock will be entitled to a minimum preferential payment of the greater of (i) $1,000.00 per share (plus any accrued but unpaid dividends), and (ii) an amount equal to 1,000 times the payment made per share of Common Stock. Each share of Preferred Stock will have 1,000 votes, voting together with the Common Stock. Finally, in the event of any merger, consolidation or other transaction in which outstanding shares of Common Stock are converted or exchanged, each share of Preferred Stock will be entitled to receive 1,000 times the amount received per share of Common Stock. These rights are protected by customary anti-dilution provisions.

Because of the nature of the Preferred Stock’s dividend, liquidation and voting rights, the value of the one one-thousandth interest in a share of Preferred Stock purchasable upon exercise of each Right should approximate the value of one share of Common Stock.

In the event that any person or group of affiliated or associated persons becomes an Acquiring Person, each holder of a Right, other than Rights Beneficially Owned by the Acquiring Person, affiliates and associates of the Acquiring Person and certain transferees thereof (which will thereupon become null and void), will thereafter have the right to receive upon exercise of a Right that number of shares of Common Stock having a market value of two times the exercise price of the Right.

In the event that, after a person or group has become an Acquiring Person, the Company is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold, proper provisions will be made so that each holder of a Right (other than Rights Beneficially Owned by an Acquiring Person, affiliates and associates of the Acquiring Person and certain transferees thereof which will have become null and void) will thereafter have the right to receive upon the exercise of a Right that number of shares of common stock of the person with whom the Company has engaged in the foregoing transaction (or its parent) that at the time of such transaction have a market value of two times the exercise price of the Right.

At any time after any person or group becomes an Acquiring Person and prior to the earlier of one of the events described in the previous paragraph or the acquisition by such Acquiring Person of 50% or more of the outstanding shares of Common Stock, the Board may exchange the Rights (other than Rights owned by such Acquiring Person and certain transferees thereof which will have become null and void), in whole or in part, for shares of Common Stock or Preferred Stock (or a series of the Company’s preferred stock having equivalent rights, preferences and privileges), at an exchange ratio of one share of Common Stock, or a fractional share of Preferred Stock (or other preferred stock) equivalent in value thereto, per Right.

With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional shares of Preferred Stock or Common Stock will be issued (other than fractions of shares of Preferred Stock which are integral multiples of one one-thousandth of a share of Preferred Stock, which may, at the election of the Company, be evidenced by depositary receipts), and in lieu thereof an adjustment in cash will be made based on the current market price of the Preferred Stock or the Common Stock.

At any time prior to the time an Acquiring Person becomes such, the Board may redeem the Rights in whole, but not in part, at a price of $0.001 per Right (the “Redemption Price”) payable, at the option of the Company, in cash, shares of Common Stock or such other form of consideration as the Board shall determine. The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

For so long as the Rights are then redeemable, the Company may amend the Rights Agreement in any manner. After the Rights are no longer redeemable, the Company may amend the Rights Agreement in any manner that does not adversely affect the interests of holders of the Rights (other than holders of Rights owned by or transferred to any person who is or becomes an Acquiring Person or affiliates and associates of an Acquiring Person and certain transferees thereof).

Until a Right is exercised or exchanged, the holder thereof, as such, will have no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends.

A copy of the Rights Agreement has been filed with the Securities and Exchange Commission as an exhibit to a Registration Statement on Form 8-A dated November 7, 2018. A copy of the Rights Agreement is available free of charge from the Company. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, as the same may be amended from time to time, which is hereby incorporated herein by reference.

Exhibit C

FORM OF RIGHTS CERTIFICATE

Certificate No. R-	Rights

NOT EXERCISABLE AFTER NOVEMBER 6, 2019 OR EARLIER IF REDEEMED OR EXCHANGED BY THE COMPANY. THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE COMPANY, AT $0.001 PER RIGHT AND TO EXCHANGE ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES, RIGHTS BENEFICIALLY OWNED BY AN ACQUIRING PERSON OR AN AFFILIATE OR ASSOCIATE OF ANY SUCH PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT) AND ANY SUBSEQUENT HOLDER OF SUCH RIGHTS MAY BECOME NULL AND VOID. THE RIGHTS SHALL NOT BE EXERCISABLE, AND SHALL BE VOID, AS LONG AS HELD BY A HOLDER IN ANY JURISDICTION WHERE THE REQUISITE QUALIFICATION TO THE ISSUANCE TO SUCH HOLDER, OR THE EXERCISE BY SUCH HOLDER, OF THE RIGHTS IN SUCH JURISDICTION SHALL NOT HAVE BEEN OBTAINED OR BE OBTAINABLE.

[THE RIGHTS REPRESENTED BY THIS RIGHTS CERTIFICATE ARE OR WERE BENEFICIALLY OWNED BY A PERSON WHO WAS OR BECAME AN ACQUIRING PERSON OR A RELATED PERSON OF AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT. ACCORDINGLY, THIS RIGHTS CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY MAY BECOME NULL AND VOID IN THE CIRCUMSTANCES SPECIFIED IN Section 7(e) OF THE RIGHTS AGREEMENT.]*

*	The portion of the legend in brackets shall be inserted only if applicable and shall replace the preceding sentence.

RIGHTS CERTIFICATE

This certifies that                , or its registered assigns, is the registered holder of the number of Rights set forth above, each of which entitles the holder thereof, subject to the terms, provisions and conditions of the Shareholder Rights Agreement dated as of November 6, 2018, as amended from time to time (the “Rights Agreement”), between MiMedx Group, Inc., a Florida corporation (the “Company”), and Issuer Direct Corporation, as Rights Agent (the “Rights Agent”), to purchase from the Company at any time after the Distribution Date and prior to 5:00 p.m., New York City time, on November 6, 2019, at the office or offices of the Rights Agent designated for such purpose, or its successors as Rights Agent, one one-thousandth of a fully paid, non-assessable share of Series A Junior Participating Preferred Stock, par value $0.001 per share (the “Preferred Stock”), of the Company, at a purchase price of $31.10 per one one-thousandth share of Preferred Stock (the “Exercise Price”), upon presentation and surrender of this Rights Certificate with the Election to Purchase and related Certificate duly executed. The number of Rights evidenced by this Rights Certificate (and the number of shares that may be purchased upon exercise thereof) set forth above, and the Exercise Price per share as set forth above, are the number and Exercise Price as of November 6, 2018, based on the Preferred Stock as constituted at such date, and are subject to adjustment upon the happening of certain events as provided in the Rights Agreement. Capitalized terms used and not defined herein shall have the meanings specified in the Rights Agreement.

From and after the occurrence of a Flip-In Event or Flip-Over Event, the Rights evidenced by this Rights Certificate Beneficially Owned by (i) an Acquiring Person or an Affiliate or Associate of any such Acquiring Person, (ii) a transferee of any such Acquiring Person, Associate or Affiliate, or (iii) under certain circumstances specified in the Rights Agreement, a transferee of a person who, concurrently with or after such transfer, became an Acquiring Person or an Affiliate or Associate of an Acquiring Person shall become null and void and no holder hereof shall have any right with respect to such Rights from and after the occurrence of such Flip-In Event or Flip-Over Event.

The Rights evidenced by this Rights Certificate shall not be exercisable, and shall be void as long as held, by a holder in any jurisdiction where the requisite qualification to the issuance to such holder, or the exercise by such holder, of the Rights in such jurisdiction shall not have been obtained or be obtainable.

As provided in the Rights Agreement, the Exercise Price and the number and kind of shares of Preferred Stock or other securities which may be acquired upon the exercise of the Rights evidenced by this Rights Certificate are subject to modification and adjustment upon the happening of certain events, including Triggering Events.

This Rights Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Rights Certificates, which limitations of rights include the temporary suspension of the exercisability of such Rights under the specific circumstances set forth in the Rights Agreement. Copies of the Rights Agreement are on file at the above-mentioned office of the Rights Agent and are also available upon written request to the Rights Agent.

This Rights Certificate, with or without other Rights Certificates, upon surrender at the office or offices of the Rights Agent designated for such purpose, may be exchanged for another Rights Certificate of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of one one-thousandth of a share of Preferred Stock as the Rights evidenced by the Rights Certificate or Rights Certificates surrendered shall have entitled such holder to purchase. If this Rights Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Rights Certificate or Rights Certificates for the number of whole Rights not exercised.

Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate may be redeemed by the Company under certain circumstances at its option at a redemption price of $0.001 per Right at any time prior to the earlier of the Close of Business on (i) the Stock Acquisition Date and (ii) the Final Expiration Date.

At any time after a person becomes an Acquiring Person and prior to the acquisition by such person of 50% or more of the outstanding Common Stock, the Board may exchange the Rights (other than Rights owned by such Acquiring Person which have become void), in whole or in part, at an exchange ratio of one share of Common Stock per each outstanding Right or, in certain circumstances, other equity securities of the Company which are deemed by the Board to have the same value as shares of Common Stock, subject to adjustment.

No fractional shares of Preferred Stock will be issued upon the exercise of any Right or Rights evidenced hereby (other than fractions which are integral multiples of one one-thousandth of a share of Preferred Stock, which may, at the election of the Company, be evidenced by depositary receipts), but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.

No holder of this Rights Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose the holder of shares of Preferred Stock or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Rights Certificate shall have been exercised as provided in the Rights Agreement.

This Rights Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by an authorized signatory of the Rights Agent.

WITNESS the facsimile signature of the proper officers of the Company. Dated as of                     , 201  .

MIMEDX GROUP, INC.,

By:
Name:
Title:

COUNTERSIGNED:

Issuer Direct Corporation,
as Rights Agent

By:
Name:
Title:

[Form of Reverse Side of Rights Certificate]

FORM OF ASSIGNMENT

(To be executed by the registered holder if

such holder desires to transfer the

Rights Certificate.)

FOR VALUE RECEIVED                  hereby sells, assigns and transfers unto

(Please print name and address of transferee)

this Rights Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint                  as Attorney, to transfer the within Rights Certificate on the books of the within-named Company, with full power of substitution.

Dated                 ,                 .

Signature

Signature Guaranteed:

CERTIFICATE

The undersigned hereby certifies by checking the appropriate boxes that:

(1) this Rights Certificate [    ] is [    ] is not being sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Person (as such terms are defined pursuant to the Rights Agreement); and

(2) after due inquiry and to the best knowledge of the undersigned, it [    ] did [    ] did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate of any such Person.

Dated                 ,                 .

Signature

Signature Guaranteed:

NOTICE

The signature to the foregoing Assignment and Certificate must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

Signatures must be guaranteed by a participant in a Medallion Signature Guarantee Program at a level acceptable to the Rights Agent.

In the event the certification set forth above is not completed, the Company will deem the Beneficial Owner of the Rights evidenced by this Rights Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) and, in the case of an Assignment, will affix a legend to that effect on any Rights Certificates issued in exchange for this Rights Certificate.

FORM OF ELECTION TO PURCHASE

(To be executed if the registered holder

desires to exercise Rights represented

by the Rights Certificate.)

To:

The undersigned hereby irrevocably elects to exercise                  Rights represented by this Rights Certificate to purchase the shares of Preferred Stock issuable upon the exercise of the Rights (or such other securities of the Company or of any other person or such other property which may be issuable upon the exercise of the Rights) and requests that certificates for such shares (or such other securities of the Company or of any other person or such other property as may be issuable upon the exercise of the Rights) be issued in the name of and delivered to:

(Please print name and address)

Please insert social security

or other identifying number:

If such number of Rights shall not be all the Rights evidenced by this Rights Certificate, a new Rights Certificate for the balance of such Rights shall be registered in the name of and delivered to:

(Please print name and address)

Please insert social security

or other identifying number:

Dated                 ,                 .

Signature

Signature Guaranteed:

CERTIFICATE

The undersigned hereby certifies by checking the appropriate boxes that:

(1) the Rights evidenced by this Rights Certificate [    ] are [    ] are not being exercised by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Person (as such terms are defined in the Rights Agreement); and

(2) after due inquiry and to the best knowledge of the undersigned, the undersigned [    ] did [    ] did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or became an Acquiring Person or an Affiliate or Associate of any such Person.

Dated                 ,                 .

Signature

Signature Guaranteed:

NOTICE

The signature to the foregoing Election to Purchase and Certificate must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

Signatures must be guaranteed by a participant in a Medallion Signature Guarantee Program at a level acceptable to the Rights Agent.

In the event the certification set forth above is not completed, the Company will deem the Beneficial Owner of the Rights evidenced by this Rights Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) and, in the case of an Assignment, will affix a legend to that effect on any Rights Certificates issued in exchange for this Rights Certificate.